AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997
                                                      REGISTRATION NO. 333-21143
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------



CITICORP                       DELAWARE            6711              13-2614988
CITICORP CAPITAL X             DELAWARE            6749              52-6839459
CITICORP CAPITAL XI            DELAWARE            6749              52-6839460
CITICORP CAPITAL XII           DELAWARE            6749              52-6839461
CITICORP CAPITAL XIII          DELAWARE            6749              52-6839462
CITICORP CAPITAL XIV           DELAWARE            6769              52-6839463

(Exact name of registrant  (State or other      (Primary        (I.R.S. Employer
     registrant as         jurisdiction of      Standard         Identification
     specified in          incorporation or     Industrial           Number.)
     its charter)          organization)   Classification Number)

                                 399 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Stephen E. Dietz
                            Associate General Counsel
                                 Citibank, N.A.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                John T. Bostelman
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon the satisfaction or waiver of all other conditions to the exchange offers described in the enclosed prospectus.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                    CITICORP
                               CITICORP CAPITAL X
                               CITICORP CAPITAL XI
                              CITICORP CAPITAL XII
                              CITICORP CAPITAL XIII
                              CITICORP CAPITAL XIV

                               OFFERS TO EXCHANGE


Citicorp Capital X                       Up to 12,900,000 Depositary Shares
___% Trust Originated Preferred          each representing a 1/10 interest
 Securities ("TOPrS")                    in a share of 8.00% Noncumulative
(Liquidation Amount $25            for   Preferred Stock, Series 16, of Citicorp
per Security, fully                      CUSIP 173034 41 4
and unconditionally guaranteed
by Citicorp to the extent
set forth herein)


Citicorp Capital XI                      Up to 13,900,000 Depositary Shares
___% TOPrS                               each representing a 1/10 interest
(Liquidation Amount $25                  in a share of 7.50% Noncumulative
per Security, fully                for   Preferred Stock, Series 17, of Citicorp
and unconditionally guaranteed           CUSIP 173034 38 0
by Citicorp to the extent
set forth herein)


Citicorp Capital XII                     Up to 4,900,000 Depositary Shares
___% TOPrS                               each representing a 1/10 interest
(Liquidation Amount $25                  in a share of 8.30% Noncumulative
per Security, fully                for   Preferred Stock, Series 20, of Citicorp
and unconditionally guaranteed           CUSIP 173034 33 1
by Citicorp to the extent
set forth herein)


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


Citicorp Capital XIII                    Up to 5,900,000 Depositary Shares
___% TOPrS                               each representing a 1/10th interest
(Liquidation Amount $25                  in a share of 8.50% Noncumulative
per Security, fully                for   Preferred Stock, Series 21, of Citicorp
and unconditionally guaranteed           CUSIP 173034 31 5
by Citicorp to the extent
set forth herein)


Citicorp Capital XIV                     Up to 4,900,000 Depositary Shares
___% TOPrS                               each representing a 1/10 interest
(Liquidation Amount $25                  in a share of 7.75% Cumulative
per Security, fully                for   Preferred Stock, Series 22, of Citicorp
and unconditionally guaranteed           CUSIP 173034 28 1
by Citicorp to the extent
set forth herein)

EACH OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL ,1997, UNLESS SUCH OFFER IS EXTENDED.

      Citicorp, a Delaware corporation, and Citicorp Capital X, Citicorp Capital XI, Citicorp Capital XII, Citicorp Capital XIII and Citicorp Capital XIV, each a Delaware statutory business trust (each a "Trust"), hereby respectively offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letters of Transmittal, to exchange the Trust Originated Preferred Securities of such Trust, representing preferred undivided beneficial interests in the assets of the Trust (the "TOPrS" or the "Capital Securities" of such Trust), for up to the Maximum Number (as defined below) of the depositary shares ("Depositary Shares"), each representing a 1/10 interest in a share of the series (a "Series") of Preferred Stock, $250 liquidation preference per share, of Citicorp (the "Preferred Stock"), specified opposite the name of such Trust above (the "Related Depositary Shares") not owned by Citicorp. This Prospectus and the Letters of Transmittal for the Depositary Shares together constitute the "Offers" and, with respect to each Trust's exchange of its Capital Securities for the Related Depositary Shares, an "Offer". Exchanges will be made on the basis of one Capital Security of a particular Trust for each Related Depositary Share, up to the maximum aggregate number of such Related Depositary Shares set forth above (with respect to any series of Related Depositary Shares, the "Maximum Number"), in each case validly tendered and accepted for exchange in the applicable Offer. If more than the Maximum Number of Related Depositary Shares for any Series of Preferred Stock is validly tendered and not withdrawn on or prior to the Expiration Date (as defined herein) for the applicable Offer, the applicable Trust will accept such Related Depositary Shares for exchange on a pro rata basis as described herein. As of the date of this Prospectus, there are outstanding and not owned by Citicorp:
13,000,000 Depositary Shares for 8.00% Noncumulative Preferred


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

Stock, Series 16 ("Series 16 Preferred Stock"), 14,000,000 Depositary Shares for 7.50% Noncumulative Preferred Stock, Series 17 ("Series 17 Preferred Stock"), 5,000,000 Depositary Shares for 8.30% Noncumulative Preferred Stock, Series 20 ("Series 20 Preferred Stock"), 6,000,000 Depositary Shares for 8.50% Noncumulative Preferred Stock, Series 21 ("Series 21 Preferred Stock") and 5,000,000 Depositary Shares for 7.75% Cumulative Preferred Stock, Series 22 ("Series 22 Preferred Stock").

      Citicorp will own all of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing the common undivided beneficial interests in the assets of each Trust. Concurrently with the issuance of Capital Securities in exchange for Depositary Shares validly tendered and accepted in each Offer, each Trust will deliver to Citicorp the Depositary Shares validly tendered and accepted in its Offer and the proceeds of the Common Securities issued to Citicorp in consideration for the deposit by Citicorp in the Trust, as trust assets, of the series of Citicorp Junior Subordinated Deferrable Interest Debentures due 2027 specified herein (the "Subordinated Debt Securities"), having (for each Trust) an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Securities to be issued by such Trust. The Subordinated Debt Securities of each series will mature on May 15, 2027, unless such maturity is shortened or extended as described herein. The Subordinated Debt Securities will be unsecured obligations of Citicorp and will be subordinate and junior in right of payment to all Senior Indebtedness of Citicorp, as described herein.

      The Subordinated Debt Securities of each series held by a Trust are redeemable by Citicorp, in whole or in part, from time to time, on and after May 15, 2002, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event (each as defined herein), at the Redemption Price set forth herein. Any such redemption by Citicorp will result in the redemption by such Trust of its Trust Securities, as described herein. The Preferred Stock of each Series, and thus the related Depositary Shares, are redeemable by Citicorp, in whole or in part, from time to time, at a redemption price of $250 per share of Preferred Stock, on and after (i) June 1, 1998 (in the case of Series 16 Preferred Stock), (ii) September 1, 1998 (in the case of Series 17 Preferred Stock), (iii) November 15, 1999 (in the case of Series 20 Preferred Stock), (iv) February 15, 2000 (in the case of Series 21 Preferred Stock) and (v) May 15, 2000 (in the case of Series 22 Preferred Stock).

                                                        (Continued on next page)

                             -----------------------


      SEE "RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFERS" STARTING ON PAGE 29 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE CAPITAL SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

             NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR BY ANY STATE SECURITIES COMMISSIONS NOR HAS THE


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

           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

      THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                               -------------------

Merrill Lynch & Co., Smith Barney Inc. and Prudential Securities Incorporated have been retained as Dealer Managers to solicit exchanges of Depositary Shares for Capital Securities. See "The Offers -- Dealer Managers; Soliciting Dealers." Citibank, N.A. has been retained as Exchange Agent in connection with the Offers. Georgeson & Company Inc. has been retained to act as Information Agent to assist in connection with the Offers.

                             -----------------------

                     The Dealer Managers for the Offers are:

MERRILL LYNCH & CO.            SMITH BARNEY INC.           PRUDENTIAL SECURITIES
                                                           INCORPORATED


                  The date of this Prospectus is March __, 1997.

SM, "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

(Continued from previous page)

      NONE OF CITICORP, THE BOARD OF DIRECTORS OF CITICORP, THE TRUSTEES OF ANY TRUST OR ANY TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR DEPOSITARY SHARES IN ANY OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

      IN ORDER TO PARTICIPATE IN AN OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE APPLICABLE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFERS -- PROCEDURES FOR TENDERING."

      Each Trust will issue one (and only one) class of Capital Securities in exchange for up to the Maximum Number of the Related Depositary Shares. The name of each Trust, its Capital Securities, the particular Depositary Shares that are the subject of the Offer by Citicorp and such Trust and the Maximum Number of Related Depositary Shares that may be accepted in such Offer are set forth on the cover page of this Prospectus.

      For a description of the other terms of each Offer, see "The Offers -- Terms of the Offers," "-- Expiration Date; Extensions; Amendments; Termination," and "--Withdrawal of Tenders." Application will be made to list the Capital Securities of each Trust on the New York Stock Exchange (the "NYSE"). In order to satisfy NYSE listing requirements, acceptance of Related Depositary Shares validly tendered in each Offer is subject to the condition that as of the applicable Expiration Date there will be at least 400 record or beneficial holders of at least 1,000,000 Capital Securities to be issued by the related Trust in exchange for such Related Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived and which condition applies to each Trust, its Offer and its issue of Capital Securities. See "The Offers -- Expiration Date; Extensions; Amendments; Termination" and "--Conditions to the Offers."

      Each Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate its Offer, not accept for exchange the Related Depositary Shares and promptly return the tendered Depositary Shares upon the failure of any condition specified above or under "The Offers -- Conditions to the Offers," (ii) waive any condition to its Offer (other than the Minimum Distribution Condition) and accept up to the Maximum Number of Related Depositary Shares previously tendered pursuant to such Offer, (iii) extend the Expiration Date (as defined herein) of its Offer and retain all Related Depositary Shares tendered pursuant to its Offer until the Expiration Date, subject, however, to all withdrawal rights of holders (see "The Offers -- Withdrawal of Tenders"), (iv) amend the terms of its Offer, (v) modify the form of the consideration to be paid pursuant to its Offer or (vi) terminate its Offer, not accept for exchange the Related Depositary Shares at any time on or prior to the Expiration Date and promptly return the tendered Depository Shares for any reason. Any amendment applicable to the Offer of a particular Trust will apply to all Related Depositary Shares tendered pursuant to such Offer. The minimum period during which such Offer must remain open following material changes in the terms of such Offer or the information concerning such Offer depends upon the facts and circumstances, including the materiality of such terms or information. See "The Offers-- Expiration Date; Extensions; Amendments; Termination."

      Citicorp will own all of the Common Securities of each Trust. Each Trust exists for the exclusive purposes of (i) issuing (a) its Capital Securities in exchange for the Related Depositary Shares validly tendered and accepted in its Offer and delivering such Depositary Shares to Citicorp in consideration for the deposit by Citicorp in the Trust, as trust assets, Subordinated Debt Securities having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Capital Securities and (b) its Common Securities to Citicorp in exchange for cash and investing the proceeds thereof in an equivalent amount of such Subordinated Debt Securities and (ii) engaging in only those activities as are necessary or incidental thereto. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities and "Description of the Subordinated Debt Securities."

      Holders of the Capital Securities of each Trust are entitled to receive cumulative cash distributions, at the respective annual rate set forth on the cover page hereof, on the liquidation amount of $25 per Capital Security, accruing from the date of original issuance and payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 1997 ("distributions"). In addition, holders of Capital Securities of a Trust will be entitled to an additional cash distribution on May 15, 1997 (the "Additional Distribution"), in an amount equal to, and in lieu of, accrued and unpaid dividends on the Related Depositary Shares exchanged by them for the period from and including February 15, 1997 to but excluding the applicable Expiration Date. The payment of distributions out of moneys held by each Trust and payments on liquidation of each Trust or the redemption of its Capital Securities, as set forth below, are guaranteed by Citicorp (each, a "Guarantee") to the extent described under "Description of the Guarantees." Each Guarantee covers payments of distributions and other payments on the Capital Securities of a Trust only if and to the extent that such Trust has funds available therefor, which will not be the case unless Citicorp has made a payment of interest or principal or other payments on the Subordinated Debt Securities held by the Trust as its sole asset. As to each Trust, the Guarantee, when taken together with Citicorp's obligations under the Subordinated Debt Securities, the Indenture (as defined herein) and the Declaration (as defined herein), including Citicorp's undertaking to pay all costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis of amounts due on the Capital Securities. The obligations of Citicorp under the Guarantees are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock issued from time to time, if any, by Citicorp.

      The distribution rate and the distribution payment date and other payment dates for the Capital Securities of each Trust will correspond to the interest rate and interest payment date and other payment dates on the Subordinated Debt Securities held by such Trust, which will be the sole assets of such Trust. As a result, if principal or interest is not paid on the series of Subordinated Debt Securities held by a Trust, no amounts will be paid on the Capital Securities of such Trust. If Citicorp does not make principal or interest payments on the series of Subordinated Debt Securities held by a Trust, the Trust will not have sufficient funds to make distributions on its Capital Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

      So long as no Indenture Event of Default (as defined herein) has occurred and is continuing under the applicable Indenture, Citicorp has the right to defer payments of interest on any series of Subordinated Debt Securities by extending the interest payment period on such Subordinated Debt Securities at any time and from time to time for up to 20 consecutive quarterly interest periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date (as defined below). If interest payments are so deferred, distributions on the related Capital Securities will also be deferred. During such Extension Period, distributions will continue to accrue, with interest thereon (to the extent permitted by applicable law) compounded quarterly, and holders of the related Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths of up to 20 consecutive quarterly interest periods each throughout the term of any series of Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest and Original Issue Discount."

      The Subordinated Debt Securities held by each Trust will mature on May 15, 2027, unless such maturity is shortened to a date not prior to May 15, 2002 or extended to a date not later than February 15, 2046 (such date, as it may be shortened or extended as described herein, the "Maturity Date"). The Subordinated Debt Securities held by each Trust are redeemable by Citicorp, in whole or in part, from time to time, on or after May 15, 2002, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event. Prior to any such redemption, Citicorp will obtain any required regulatory approvals. If Citicorp redeems any Subordinated Debt Securities of any series, the Trust which holds such Subordinated Debt Securities must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at the Redemption Price (as defined herein). See "Description of the Capital Securities--Redemption." The Capital Securities of each Trust will also be redeemed upon maturity of the related Subordinated Debt Securities. In addition, upon the occurrence of a Tax Event or a Regulatory Capital Event, unless the Subordinated Debt Securities held by a Trust are redeemed in the circumstances described herein, such Trust may be dissolved, with the result that the Subordinated Debt Securities held by such Trust will be distributed to the holders of the Capital Securities of such Trust in lieu of any cash distribution. See "Description of the Capital Securities--Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

      In the event of the involuntary or voluntary dissolution, winding-up or termination of a Trust, the holders of the Capital Securities of such Trust will be entitled to receive for each Capital Security, out of assets of the Trust available therefor, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities held by such Trust are distributed to the holders of the Capital Securities. See "Description of the Capital Securities-- Liquidation Distribution Upon Dissolution."

      The Depositary Shares for each Series of Preferred Stock are listed and principally traded on the NYSE. On March , 1997, the last full day of trading prior to the first public announcement of the Offers, the closing sales price per share of the Depositary Shares on the NYSE was as follows:


                Series 16:                 $________________
                Series 17:                 $________________
                Series 20:                 $________________
                Series 21:                 $________________
                Series 22:                 $________________

HOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR DEPOSITARY SHARES. To the extent that Depositary Shares for a Series of Preferred Stock are tendered and accepted in an Offer, the terms on which the Depositary Shares for such Series remaining outstanding may subsequently be sold could be adversely affected. In addition, following the Expiration Date, and in accordance with and subject to applicable law, Citicorp may from time to time acquire Depositary Shares for any or all Series of Preferred Stock in the open market, by tender offer, subsequent exchange offer, redemption of the underlying Preferred Stock or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares for any Series of Preferred Stock to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares for such Series of Preferred Stock could be adversely affected. Citicorp's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Citicorp cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Listing and Trading of Capital Securities and Depositary Shares." Citicorp also has the right to redeem the Preferred Stock at specified times, in whole or in part, as described under "Description of the Preferred Stock and Depository Shares."

      Citicorp will pay to Soliciting Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Depositary Shares a solicitation fee of $0.50 per Depositary Share ($0.125 per Depositary Share with respect to the solicitation of beneficial holders of 10,000 or more Depositary Shares of one Series of Preferred Stock) validly tendered and accepted for exchange pursuant to an Offer, subject to certain conditions. A Soliciting Dealer is not entitled to a solicitation fee for Depositary Shares beneficially owned by such Soliciting Dealer. See "The Offers -- Dealer Managers; Soliciting Dealers."

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CITICORP, THE TRUSTS, THE TRUSTEES OF ANY TRUST OR THE DEALER MANAGER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CITICORP OR ANY TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. NO OFFER IS BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH


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

THE MAKING OF SUCH OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, CITICORP AND THE TRUSTS MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFERS IN ANY SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE ANY OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF EACH TRUST BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                 -----------------------------------------------


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


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

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Available Information.....................................................  12
Incorporation of Certain Documents by Reference...........................  13
Prospectus Summary........................................................  14
Risk Factors and Special Considerations Relating to the Offers............  29
Comparison of Capital Securities and Depositary Shares....................  34
Citicorp..................................................................  41
Citicorp Selected Financial Data .........................................  42
Capitalization of Citicorp................................................  43
Citicorp Ratios of Income to Fixed Charges................................  43
Accounting Treatment .....................................................  44
The Trusts................................................................  44
The Offers................................................................  46
Listing and Trading of Capital Securities and Depositary Shares...........  56
Transactions and Arrangements Concerning the Offers.......................  57
Fees and Expenses; Transfer Taxes.........................................  57
Price Range of Depositary Shares..........................................  57
Description of the Subordinated Debt Securities...........................  58
Description of the Capital Securities.....................................  68
Description of the Guarantees.............................................  81
Effect of Obligations under the Subordinated Debt Securities and the Guarantees. ....................................................  84
Description of the Preferred Stock and Depositary Shares..................  85
United States Federal Income Taxation.....................................  96
Validity of Securities.................................................... 101
Experts................................................................... 101
ERISA Considerations...................................................... 101


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

                              AVAILABLE INFORMATION

      This Prospectus constitutes a part of a combined Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Citicorp and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Capital Securities, the Guarantees and the Subordinated Debt Securities. This Prospectus does not con tain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indentures and the Declarations. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trusts, the Capital Securities, the Guarantees and the Subordinated Debt Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incor porated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

      Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Citicorp can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

      No separate financial statements of any of the Trusts have been included herein. Citicorp does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly, by Citicorp, a reporting company under the Exchange Act, (ii) each of the Trusts has no independent operations but exists for the exclusive purposes of issuing its Capital Securities in exchange for Depositary Shares, issuing its Common Securities, paying distributions on such Capital Securities and Common Securities and holding Subordinated Debt Securities issued by Citicorp and (iii) Citicorp's obligations described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each Trust under the applicable Indenture and pursuant to the Declaration of each Trust, the Guarantee issued with respect to the Capital Securities issued by that Trust, the Subordinated Debt Securities held by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee on a subordinated basis of amounts due on the Capital Securities. See "Description of the Subor dinated Debt Securities" and "Description of the Guarantees."

      The Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission by Citicorp pursuant to
Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

     (a) Annual Report and Form 10-K for the fiscal year ended December 31, 1996; and

     (b)  Current Report on Form 8-K dated January 21, 1997.

      All documents filed by Citicorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the latest Expiration Date for any Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Citicorp will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents).

      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE INVESTOR RELATIONS DEPARTMENT, CITICORP, 399 PARK AVENUE, NEW YORK, NEW YORK 10043, (212) 559-2718. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY APRIL , 1997.

                               PROSPECTUS SUMMARY

      The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus. Capitalized terms used in this Prospectus Summary and not defined herein shall have the respective meanings ascribed to them elsewhere in this Prospectus.

                                    CITICORP

      Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on December 4, 1967. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

      The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043, telephone number (212) 559-1000.

                                   THE TRUSTS

      Each Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of January 27, 1997, executed by Citicorp, as sponsor (the "Sponsor"), and the trustees of such Trust (respectively, the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 30, 1997. Each declaration will be amended and restated in its entirety (for each Trust, as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of a Trust's Capital Securities, the purchasers thereof will own all of the issued and outstanding Capital Securities of such Trust. Citicorp will directly or indirectly acquire all of the Common Securities of each Trust in an aggregate liquidation amount equal to approximately 3 percent of the total capital of the Trust. Each Trust exists for the exclusive purposes of (i) issuing (a) its Capital Securities in exchange for Depositary Shares validly tendered and accepted in its Offer and delivering such Depositary Shares to Citicorp in consideration of the deposit by Citicorp in the Trust, as trust assets, of Subordinated Debt Securities having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Capital Securities and an interest rate equal to the distribution rate of such Capital Securities, and (b) its Common Securities to Citicorp in exchange for cash and investing the proceeds thereof in an equivalent amount of such Subordinated Debt Securities and (ii) engaging in only those other activities necessary or incidental thereto.

      Pursuant to the Declaration of each Trust, the number of Trustees of each Trust will initially be three. Two of the Trustees (the "Regular Trustees") of each Trust will be persons who are employees or officers of, or who are affiliated with, Citicorp. The third Trustee will be a financial institution that is unaffiliated with Citicorp, which Trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company will be the Institutional Trustee for each Trust until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee for each Trust and as Debt Trustee (as defined herein) under each Indenture (as defined herein). Wilmington Trust Company will also act as Delaware Trustee under each Declaration for purposes of compliance with the Delaware Business Trust Act (the "Trust Act"). See "Description of the Guarantees" and "Description of the Capital Securities -- Voting Rights."

      The Institutional Trustee will hold title to the Subordinated Debt Securities held by each Trust for the benefit of the holders of the Trust Securities of such Trust and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, for each Trust the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (each a "Property Account") to hold all payments made in respect of such Subordinated Debt Securities for the benefit of the holders of the Trust Securities of such Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities of such Trust out of funds from the Trust's Property Account. The Guarantee Trustee will hold the Guarantee relating to the Trust's Capital Securities for the benefit of the holders of the Capital Securities of such Trust. Citicorp, as the direct or indirect holder of all Common Securities of each Trust, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees of each Trust, subject to certain restrictions. Citicorp will pay all fees and expenses related to the Trusts and the issuance of the Trust Securities.

                CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS

      Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding an Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

     o The cash distributions rate on the Capital Securities will be higher than the dividend rate on the Series of Preferred Stock underlying the Related Depositary Shares. See "Comparison of Capital Securities and Depositary Shares" and the cover page hereof.

     o Dividends on the Series of Preferred Stock are noncumulative, except in the case of the Series 22 Preferred Stock. Interest will accrue on the Subordinated Debt Securities so long as they are outstanding, including during the continuance of an Extension Period. See "Description of the Subordinated Debt Securities."

     o The respective Series of Preferred Stock may be redeemed by Citicorp, at its option, in whole or in part, at specified times prior to 2002, whereas the Capital Securities may not be redeemed by Citicorp prior to May 15, 2002, unless a Tax Event or a Regulatory Capital Event shall have occurred. See "Comparison of Capital Securities and Depositary Shares," "Description of the Preferred Stock and Depositary Shares" and "Description of the Capital Securities."

     o Although the obligations of Citicorp under the Subordinated Debt Securities are unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness of Citicorp, they will rank pari passu with Citicorp's other general unsecured creditors and will be senior to all capital stock of Citicorp now or hereafter issued by Citicorp (including each Series of Preferred Stock underlying the Depositary Shares). See "Description of the Subordinated Debt Securities."

     o While no dividends are required to be paid with respect to the Depositary Shares, interest payments on each series of Subordinated Debt Securities, and therefore distributions on the related Capital Securities, may not be deferred for more than 20 consecutive quarterly interest periods. Moreover, during any such Extension Period, (i) subject to certain permitted exceptions, Citicorp shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (ii) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Citicorp that rank pari passu with or junior in right or payment to the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period." Citicorp has no present intention of exercising its right to defer payments of interest on any of the Subordinated Debt Securities. However, should Citicorp determine to exercise such right in the future with respect to any series of Subordinated Debt Securities, the market price of the related Capital Securities is likely to be adversely affected. To date Citicorp has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date.

     o To the extent Depositary Shares are validly tendered and accepted, the Offers will allow Citicorp to achieve certain tax efficiencies because, in contrast to dividend payments with respect to the Preferred Stock underlying the Depositary Shares which are not deductible by Citicorp, under current law Citicorp will be able to deduct interest payments on the Subordinated Debt Securities for United States federal income tax purposes. Such tax efficiencies may give rise to an incremental increase in cash flow to Citicorp. See "The Offers -- Purpose of the Offers."

     o So long as payments of interest and other payments are made when due on the Subordinated Debt Securities held by each Trust, such payments will be sufficient to cover cash distributions and other payments made on the related Trust Securities because (i) the aggregate principal amount of Subordinated Debt Securities deposited as trust assets in each Trust will be equal to the sum of (a) the aggregate stated liquidation amount of the Capital Securities issued by such Trust in exchange for the Related Depositary Shares accepted in its Offer and
          (b) the amount of proceeds received by such Trust from the issuance of its Common Securities to Citicorp, which proceeds will be used by the Trust to purchase an equal principal amount of such Subordinated Debt Securities, (ii) the interest rate and interest and other payment dates on such Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the related Trust Securities, (iii) each Declaration provides that Citicorp shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) each Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purpose of the Trust. See "The Trusts," "Description of the Capital Securities," "Description of the Subordinated Debt Securities" and "Effect of Obligations Under the Subordinated Debt Securities and the Guarantees."

     o If a Declaration Event of Default (as defined herein) occurs and is continuing under a Declaration, then the holders of the affected Capital Securities would be able to rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debt Securities held by the Trust against Citicorp. In addition, the holders of a majority in liquidation amount of the Capital Securities of a Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities held by the Trust. If the Institutional Trustee fails to enforce its rights under the relevant Subordinated Debt Securities, a holder of the affected Capital Securities may institute a legal proceeding directly against Citicorp to enforce the Institutional Trustee's rights under such Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred with respect to a Trust and is continuing, and such event is attributable to the failure of Citicorp to pay interest or principal on the related Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Capital Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the related Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in such Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the relevant Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly or indirectly any other remedy available to the holder of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default."


POTENTIAL RISKS TO EXCHANGING HOLDERS

     o Participation in an Offer will be a taxable event for holders of Related Depositary Shares. See "Risk Factors and Special Considerations Relating to the Offers-- Exchange of Depositary Shares for Capital Securities is a Taxable Event."

     o The obligations of Citicorp under each series of Subordinated Debt Securities are (i) subordinate and junior in right of payment to all present and future Senior Indebtedness of Citicorp (including all subordinated debt securities issued by

          Citicorp (other than securities designated as its Junior Subordinated Deferrable Interest Debentures)), (ii) pari passu with all Trade Credit (as defined herein) of Citicorp and (iii) senior to all capital stock now or hereafter issued by Citicorp. The obligations of Citicorp under the Guarantees are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock issued, from time to time, if any, by Citicorp and with any other guarantee by Citicorp in respect of any preferred stock or equity interest of any affiliate. See "Risk Factors and Special Considerations Relating to the Offers -- Ranking of Subordinated Obligations Under the Guarantees and Subordinated Debt Securities."

     o Should Citicorp not make interest or other payments on any Subordinated Debt Securities held by a Trust for any reason, the affected Trust will not make distributions or other payments on the Trust Securities and will not have funds available therefor. In such event, holders of the Capital Securities of such Trust would not be able to rely on the related Guarantee since the Guarantee covers distributions and other payments on the Capital Securities only if and to the extent that Citicorp has made a payment to the Trust of interest or principal on the Subordinated Debt Securities deposited in such Trust as trust assets. In addition, the interest payment period on any series of Subordinated Debt Securities may be extended from time to time under certain circumstances by Citicorp in its sole discretion, for up to 20 consecutive quarterly periods, such extension period not to extend beyond the Maturity Date of the Subordinated Debt Securities. See "Risk Factors and Special Considerations Relating to the Offers -- Rights Under the Guarantees" and "--Option to Extend Interest Payment Period."

     o If Citicorp elects to defer payments of interest on the Subordinated Debt Securities held by a Trust by extending the interest period thereon, distributions on such Trust's Capital Securities would also be deferred but the affected Trust would continue to accrue income (as original issue discount ("OID")) in respect of such Subordinated Debt Securities which would be taxable to beneficial owners of such Capital Securities. As a result, beneficial owners of such Capital Securities during an Extension Period would include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Risk Factors and Special Considerations Relating to the Offers -- Option to Extend Interest Payment Period."

     o Holders of Capital Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees of the related Trust, which rights are vested exclusively in the holder of the Common Securities. See "Risk Factors and Special Considerations Relating to the Offers -- Limited Voting Rights" and "Description of the Capital Securities -- Voting Rights." Holders of Depositary Shares also have limited voting rights. However, with certain exceptions, in the event that dividends on one or more Series of the Preferred Stock are in arrears and unpaid for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the Board of Directors of Citicorp (the "Citicorp Board") will be increased by two directors and the holders of such Preferred Stock, together with the holders of all other series of preferred stock then entitled to vote thereon, would be entitled to elect two directors of the expanded Citicorp Board at the next annual meeting of shareholders. See "Description of the Preferred Stock and Depositary Shares -- Preferred Stock -- Voting Rights."

     o The Subordinated Debt Securities, and as a result, the Capital Securities, are redeemable by Citicorp, in whole or in part, from time to time, on or after May 15, 2002, or prior to May 15, 2002, in certain circumstances, upon the occurrence of a Tax Event or a Regulatory Capital Event. See "Risk Factors and Special Considerations Relating to the Offers -- Tax Event or Regulatory Capital Event Redemption or Distribution". Prior to any such redemption, Citicorp will obtain any required regulatory approvals. The Depositary Shares and the underlying Preferred Stock are redeemable at the option of Citicorp, in whole or in part, on or after specified dates prior to 2002. See "Comparison of Capital Securities and Depositary Shares" and "Description of Preferred Stock and Depositary Shares."

     o Unlike dividends paid on Depositary Shares, distributions made on the Capital Securities are not eligible for the dividends received deduction for corporate holders.

     o Citicorp will have the right at any time to shorten the maturity of any series of Subordinated Debt Securities to a date not earlier than May 15, 2002. The exercise of such right is subject to the obtaining of any required regulatory approvals. Citicorp also will have the right to extend the maturity of any series of Subordinated Debt Securities to a date no later than February 15, 2046, so long as at the time such election is made and at the time such extension commences (i) Citicorp is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Citicorp is not in default in the payment of any interest or principal on such series of Subordinated Debt Securities,
          (iii) the related Trust is not in arrears on payments of distributions on its Capital Securities and no deferred distributions on such Capital Securities are accrued and unpaid and (iv) such series of Subordinated Debt Securities, or, if such Capital Securities are rated, the Capital Securities, are rated at least BBB- by Standard & Poor's Rating Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization. In the event that Citicorp elects to shorten or extend the maturity date of any series of Subordinated Debt Securities, it shall give notice to the Debt Trustee, and the Debt Trustee shall give notice of such shortening or extension to the holders of such Subordinated Debt Securities no more than 60 and no less than 30 days prior to the effectiveness thereof.

     o While application will be made to list the Capital Securities of each Trust on the NYSE, the Capital Securities of each Trust are a new issue of securities with no established trading market. In addition, the liquidity of the Capital Securities of each Trust will be affected by the number of Related Depositary Shares exchanged in the Offer. See "Risk Factors and Special Considerations Relating to the Offers - - Lack of Established Trading Market for Capital Securities."

     o Upon the occurrence of a Tax Event or a Regulatory Capital Event, Citicorp will have the right to liquidate any Trust and cause the Subordinated Debt Securities held by such Trust to be distributed to the holders of its Trust Securities. While Citicorp will use its best efforts in such a situation to have the Subordinated Debt Securities listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for the Subordinated Debt Securities. See "Risk Factors and Special Considerations Relating to the Offers -- Tax Event or Regulatory Capital Event Redemption or Distribution."

POTENTIAL RISKS TO HOLDERS OF DEPOSITARY SHARES REMAINING OUTSTANDING

     o The liquidity and trading market for Depositary Shares for a Series of Preferred Stock remaining outstanding, and the terms upon which untendered Depositary Shares may be sold, could be adversely affected to the extent Depositary Shares for such Series are tendered and accepted in the relevant Offer. In addition, following the Expiration Date, and in accordance with and subject to applicable law, Citicorp may from time to time acquire Depositary Shares in the open market, by tender offer, subsequent exchange offer, redemption of the underlying Preferred Stock or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares for any Series of Preferred Stock to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares for such Series of Preferred Stock could be adversely affected. Citicorp's decision to make such acquisition is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Citicorp cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Risk Factors and Special Considerations Relating to the Offers-- Reduced Trading Market for Depositary Shares."

     o The Subordinated Debt Securities will rank senior in right of payment to each Series of Preferred Stock underlying untendered Depositary Shares. See "Risk Factors and Special Considerations Relating to the Offers -- Ranking of Subordinated Obligations Under Subordinated Debt Securities and the Guarantees."

                                   THE OFFERS

      The following description is equally applicable to each Offer by each Trust to exchange its Capital Securities for the Related Depositary Shares.

PURPOSE OF THE OFFERS

     The purpose of the Offers is to refinance the Preferred Stock underlying the Depositary Shares with the relevant Capital Securities offered in exchange therefor to achieve certain tax efficiencies while preserving Citicorp's flexibility with respect to future financings. Under the current capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the

"FRB"), the exchange of Capital Securities for Preferred Stock will also preserve unaffected Citicorp's Tier 1 capital level. See "The Offers--Purpose of the Offers."

TERMS OF THE OFFERS

     Upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, each Trust hereby offers to exchange its Capital Securities for up to the Maximum Number of Related Depositary Shares not owned by Citicorp. Exchanges will be made on the basis of one Capital Security for each Related Depositary Share validly tendered and accepted for exchange in an Offer. See "The Offers--Terms of the Offers."

EXPIRATION DATE; WITHDRAWALS

     Upon the terms and conditions of its Offer, each Trust will accept for exchange up to the Maximum Number of Related Depositary Shares validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on April __, 1997, or if such Offer is extended by the Trust, in its sole discretion, the latest date and time to which such Offer has been extended (with respect to a particular Offer, its "Expiration Date"). Tenders of Related Depositary Shares pursuant to an Offer may be withdrawn at any time prior to the Offer's Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn after the expiration of 40 Business Days from the date of this Prospectus. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City. See "The Offers -- Expiration Date; Extensions; Amendments; Termination" and "-- Withdrawal of Tenders." Tenders must be made to the Exchange Agent in order to be valid.

CONDITIONS TO THE OFFERS; EXTENSIONS; AMENDMENTS; TERMINATION

     Consummation of each Offer is conditioned on, among other things, tenders by a sufficient number of holders of Depositary Shares to meet the Minimum Distribution Condition, which condition may not be waived. See "The Offers -- Conditions to the Offers" and "-- Expiration Date; Extensions; Amendments; Termination."

     Each Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate its Offer, not accept for exchange any Related Depositary Shares and promptly return the tendered Depositary Shares, upon the failure of any condition specified above or under "The Offers -- Conditions to the Offers, " (ii) waive any condition to its Offer (other than the Minimum Distribution Condition) and accept up to the Maximum Number of Related Depositary Shares previously tendered pursuant to its Offer, (iii) extend the Expiration Date of its Offer and retain all Related Depositary Shares tendered pursuant to its Offer until the Expiration Date, subject, however, to all withdrawal rights of holders (see "The Offers -- Withdrawal of Tenders"), (iv) amend the terms of its Offer, (v) modify the amount or form of the consideration to be paid pursuant to its Offer, or (vi) terminate its offer, not accept for exchange the Related Depositary Shares and promptly return such Depositary Shares at any time on or prior to the Expiration Date, for any reason. Any amendment applicable to an Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which an Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer depends upon the facts and circumstances, including the materiality of such terms or information.

See "The Offers -- Conditions to the Offers" and "-- Expiration Date; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

     Each Holder of Depositary Shares wishing to participate in an Offer must
(i) properly complete and sign the related Letter of Transmittal (or where appropriate, an Agent's Message (as defined herein)) or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to Citibank, as Exchange Agent, at one of its addresses forth on the back cover page thereof, prior to the related Expiration Date and either (a) Depositary Receipts (as defined herein) evidencing the Depositary Shares to be tendered must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The Offers -- Procedures for Tendering."

     IN ORDER TO PARTICIPATE IN AN OFFER, HOLDERS OF RELATED DEPOSITARY SHARES MUST SUBMIT THE LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE FOR SUCH OFFER.

     LETTERS OF TRANSMITTAL, DEPOSITARY RECEIPTS AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO CITICORP, THE TRUSTS, THE DEALER MANAGERS OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

     Any beneficial owner whose Depositary Receipts are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering the Depositary Receipts for its Depositary Shares, either make appropriate arrangements to register ownership of such Depositary Receipts in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offers -- Procedures for Tendering -- Special Procedures for Beneficial Owners."

GUARANTEED DELIVERY PROCEDURES

     If a Holder desires to accept an Offer and time will not permit the Letter of Transmittal or the Depositary Receipts to reach the Exchange Agent before the Offer's Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offers -- Procedures for Tendering -- Guaranteed Delivery."

ACCEPTANCE OF SHARES

     Upon the terms and subject to the conditions of relevant Offer, including the Minimum Distribution Condition, each Trust will accept for exchange up to the Maximum Number of Related Depositary Shares validly tendered and not withdrawn prior to the Expiration Date. If more than the Maximum Number of Related Depositary Shares are validly tendered for exchange pursuant to an Offer and not withdrawn on or prior to the Expiration Date for such Offer, the applicable Trust will accept such shares on a pro rata basis, as described below under "The Offers -- Terms of the Offers". Each Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Related Depositary Shares tendered under its Offer and the delivery of the Capital Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which requires that Citicorp and each Trust consummate the Offers or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate its Offer, at any time prior to the Expiration Date for any of the reasons set forth in "The Offers -- Conditions to the Offers" and "-- Expiration Date; Extensions; Amendments; Termination."

     If a Trust decides, in its sole discretion, to decrease the number of Related Depositary Shares sought in its Offer or to increase or decrease the consideration offered to holders of Related Depositary Shares, and if such Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offers -- Terms of the Offers" and "-- Expiration Date; Extensions; Amendments; Termination," then such Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

     Delivery of Capital Securities to tendering Holders (as defined herein) will be made as promptly as practicable following the Expiration Date. All Depositary Receipts for Depositary Shares not accepted pursuant to an Offer will be returned to the tendering Holders at Citicorp's expense as promptly as practicable following the Expiration Date for such Offer. See "The Offers -- Terms of the Offers."

DELIVERY OF CAPITAL SECURITIES

     Subject to the terms and conditions of the Offer, the delivery of the Capital Securities to be issued pursuant to an Offer will occur as promptly as practicable following the related Expiration Date. See "The Offers -- Terms of the Offers" and "--Expiration Date; Extensions; Amendments; Terminations."

       DESCRIPTION OF CAPITAL SECURITIES AND SUBORDINATED DEBT SECURITIES

     The Capital Securities of each Trust evidence preferred undivided beneficial interests in the assets of the Trust. The Common Securities of each Trust rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Each Declaration does not permit the issuance by the Trust of any securities other than its Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to each Declaration, the Institutional Trustee will own the Subordinated Debt Securities deposited in the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by each Trust and payments upon redemption of its Capital Securities or liquidation of each Trust, are guaranteed by Citicorp to the extent described under "Description of the Guarantees." Each Declaration defines an event of default with respect to the Trust Securities of the Trust (a "Declaration Event of Default") as the occurrence and continuance of an "Event of Default" under the related Indenture (an "Indenture Event of Default").

     Distributions on the Capital Securities of the respective Trusts will be at a fixed rate per annum, as set forth on the cover page hereof, of the stated liquidation amount of $25 per Capital Security. Distributions in arrears will bear interest thereon at such rate, compounded quarterly to the extent permitted by law. The term "distribution" as used herein includes any such compounded interest payable unless otherwise stated. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions on the Capital Securities will be cumulative, will accrue from the related Expiration Date and, except as otherwise described below, will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 1997. In addition, holders of Capital Securities will be entitled to the Additional Distribution in an amount equal to, and in lieu of, dividends accruing and unpaid from and including February 15, 1997 to but excluding the applicable Expiration Date on the Series of Preferred Stock underlying their Related Depositary Shares accepted for exchange, such Additional Distribution to be made on May 15, 1997 to holders of such Capital Securities on the record date for such distribution.

     The distribution rate and the distribution and other payment dates for the Capital Securities of a Trust will correspond to the interest rate and the interest and other payment dates on the Subordinated Debt Securities deposited in such Trust as trust assets. As a result, if principal or interest is not paid on such Subordinated Debt Securities, including as a result of Citicorp's election to extend the interest payment period on such Subordinated Debt Securities as described below, the Trust holding such Subordinated Debt Securities will not make payments on its Trust Securities. Citicorp has the right under the Indentures, so long as no Indenture Event of Default shall have occurred and be continuing, to defer payment of interest on any series of Subordinated Debt Securities by extending the interest payment period from time to time on such Subordinated Debt Securities, which, if exercised, would defer quarterly distributions on the related Capital Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debt Securities) during any such Extension Period. Such right to extend the interest payment period is limited to a period not exceeding 20 consecutive quarterly periods and such period may not extend beyond the Maturity Date of the

Subordinated Debt Securities. In the event that Citicorp exercises this right, then (i) Citicorp shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Citicorp common stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligations of Citicorp (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities) entered into prior to the date of issuance of the Subordinated Debt Securities, (b) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (c) the purchase of fractional interests in shares of Citicorp's capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and (ii) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Citicorp that rank pari passu with or junior in right of payment to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, Citicorp may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Maturity Date of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may select a new Extension Period, subject to the above requirements. If distributions are deferred on Capital Securities of a Trust, the deferred distributions and accrued interest thereon shall be paid to holders of record of such Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period. See "Risk Factors and Special Considerations Relating to the Offers--Rights Under the Guarantees" and "--Option to Extend Interest Payment Period." If Citicorp elects to defer payment of interest on any series of Subordinated Debt Securities by extending the interest period thereon, distributions on the Capital Securities of the related Trust would also be deferred but the Trust would continue to accrue income (as OID) in respect of such Subordinated Debt Securities which would be taxable to beneficial owners of such Capital Securities. As a result, beneficial owners of such Capital Securities during an Extension Period would include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Risk Factors and Special Considerations Relating to the Offers -- Option to Extend Interest Payment Period."

     If the Institutional Trustee shall be the sole holder of a particular series of Subordinated Debt Securities, Citicorp shall give the Regular Trustees and the Institutional Trustee of the Trust notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the related Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE or any other applicable self-regulatory organization, or to the Holders of the Capital Securities, of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Citicorp's selection of such Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of a particular series of Subordinated Debt Securities, Citicorp shall give the holders of such Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date (as defined herein) or (ii) the date upon which Citicorp is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of such Subordinated Debt Securities of the record or payment date of such related interest payment. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     There will be deposited in each Trust as trust assets (i) one series of Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Securities issued by such Trust in exchange for the Related Depositary Shares accepted in the Offer by such Trust and (ii) Subordinated Debt Securities of the same series, having an aggregate principal amount equal to the amount of proceeds received by such Trust from the sale of its Common Securities to Citicorp. Such Subordinated Debt Securities will bear interest at a rate equal to the rate of distributions on the Capital Securities of the Trust to which such Subordinated Debt Securities are issued. Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in its Property Account. Each Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from Citicorp on the related Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by each Trust is guaranteed by Citicorp on a subordinated basis as and to the extent set forth under "Description of the Guarantees." The Guarantees cover distributions and other payments on the Capital Securities only if and to the extent Citicorp has made a payment to the applicable Trust of interest or principal on the Subordinated Debt Securities deposited in such Trust as trust assets. The Guarantees, when taken together with Citicorp's obligations under the Subordinated Debt Securities, the Indenture and the Declarations, including its obligation to pay costs, expenses and certain liabilities of the Trusts, constitutes a full and unconditional guarantee on a subordinated basis of amounts due on the Capital Securities.

     The Subordinated Debt Securities of all series will mature on May 15, 2027, which maturity may be shortened to a date not earlier than May 15, 2002 or extended to a date not later than February 15, 2046, as described herein. Moreover, the Subordinated Debt Securities of each series are redeemable, in whole or in part, at the option of Citicorp, at any time on or after May 15, 2002 or prior to May 15, 2002, in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event. See "Description of the Subordinated Debt Securities." Upon the repayment of the Subordinated Debt Securities held by such Trust, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities of such Trust having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the Redemption Price; provided, that the holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Subordinated Debt Securities -- Optional Redemption." In the event that fewer than all of the outstanding Capital Securities of a Trust are to be redeemed, the Capital Securities will be redeemed by such Trust as described under "Description of Capital Securities -- Book-Entry; Only Issuance -- The Depository Trust Company." Prior to any such redemption, all required regulatory approvals will be obtained.

     Citicorp will have the right upon the occurrence of a Tax Event or a Regulatory Capital Event to liquidate any Trust and cause the Subordinated Debt Securities held by such Trust to be distributed to the holders of the Trust Securities. If the Subordinated Debt Securities held by a Trust are distributed to the holders of the Capital Securities of such Trust, Citicorp will use its best efforts to have the Subordinated Debt Securities listed on the NYSE or on such other exchange as the Capital Securities of such Trust are then listed. See "Description of the Capital Securities -- Tax Event Redemption or Distribution", "--Regulatory Capital Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

     Each series of Subordinated Debt Securities will be issued pursuant to an Indenture, dated as of December 17, 1996 (the "Base Indenture"), between Citicorp and Wilmington Trust Company as Trustee (the "Debt Trustee"), as supplemented by a Supplemental Indenture (the Base Indenture, as so supplemented for such series, is herein referred to as the "Indenture"). See "Description of the Subordinated Debt Securities." The Subordinated Debt Securities will be issued in multiple series. Citicorp will issue a different series of Subordinated Debt Securities to each Trust. Each series of Subordinated Debt Securities will bear interest from the date of issuance at a fixed rate per annum equal to the distribution rate on the Trust Securities issued by the Trust to which such series is issued. Interest will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 1997; provided that, as described above, so long as Citicorp shall not be in default in the payment of interest on a series of Subordinated Debt Securities, Citicorp shall have the right to extend the interest payment period of such series from time to time for a period not exceeding 20 consecutive quarterly periods, provided that an Extension Period may not extend beyond the Maturity Date of the Subordinated Debt Securities. Citicorp has no current intention of exercising its right to extend an interest payment period. However, should Citicorp determine to exercise such right in the future, the market price of the Capital Securities of the Trust holding such series of Subordinated Debt Securities is likely to be affected. See "Risk Factors and Special Considerations Relating to the Offers" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     The obligations of Citicorp under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of Citicorp. No payment may be made of the principal of (including redemption payments) or, premium, if any, or interest on the Subordinated Debt Securities at any time when (i) there is a default on any payment in respect of any Senior Indebtedness, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof or if any judicial proceeding shall be pending with respect to any such default. In addition, because Citicorp is a holding company, its rights and the rights of its creditors, including holders of the Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantees that limit Citicorp's ability to incur additional indebtedness, including indebtedness which ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantees -- Status of the Guarantees" and "Description of the Subordinated Debt Securities -- Subordination."

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Depositary Shares for Capital Securities pursuant to each Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the applicable Expiration Date of the Capital Securities received in the exchange and the exchanging holder's tax basis in the Related Depositary Shares surrendered. It is possible that, in certain circumstances, the issue price of the Capital Securities (their fair market value on the Expiration Date) may exceed their principal amount, in which case a United States holder generally may elect to amortize such premium over the term of the Capital Securities. Because the fair market value of the Capital Securities will not be known until the

Expiration Date, it is not possible, as of the date of this Prospectus, to determine whether any such premium will exist as of the Expiration Date. Furthermore, it is possible that the stated redemption price at maturity of the Capital Securities (which for this purpose includes the Additional Distribution) may exceed their issue price by more than a specified de minimus amount, in which case the Capital Securities would be considered issued with OID. While Citicorp believes it is unlikely that the stated redemption price at maturity of the Capital Securities will exceed their issue price by more than a de minimus amount, because the fair market value of the Capital Securities will not be known until the Expiration Date, it is not possible, as of the date of this Prospectus, to determine whether the Capital Securities will be issued with more than a de minimus amount of OID. Holders of Depositary Shares who will actually or constructively own shares of any class of Citicorp stock following the exchange are advised to consult their tax advisors concerning the possibility that receipt of the Capital Securities will be treated as a dividend, which will be taxable as ordinary income to the Holder in an amount equal to the value of the Capital Securities received (rather than capital gain or loss in an amount equal to the difference between the issue price of the Capital Securities and the Holder's basis in his or her Depositary Shares). See "United States Federal Income Taxation -- Exchange of Depositary Shares for Capital Securities."

     Assuming full compliance with the terms of the applicable Indenture and the applicable Declaration, each Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each Holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities held by such Trust, and each Holder will be required to include in its gross income interest and original issue discount, if any, accrued with respect to its allocable share of such Subordinated Debt Securities.

     Unlike dividends paid on Depositary Shares, distributions made on the Capital Securities are not eligible for the dividends received deduction for corporate holders.

                             ACCOUNTING FOR EXCHANGE

     The refinancing of the Preferred Stock underlying the Depositary Shares with the respective Capital Securities will decrease Citicorp's stockholders' equity in the amount of the fair market value of the Capital Securities that are exchanged. Additionally, earnings applicable to common stockholders used in the calculation of earnings per share will decrease by the excess of the fair market value of the applicable Capital Securities over the carrying value of the related Preferred Stock at the applicable Expiration Date. The financial statements of the Trusts will be consolidated into Citicorp's consolidated financial statements, with the Capital Securities included in Citicorp's balance sheet as a component of Long-Term Debt. The financial statement footnotes of Citicorp will reflect that the sole assets of the Trusts will be the Subordinated Debt Securities. See "Capitalization of Citicorp" and "Accounting Treatment."


                      EXCHANGE AGENT AND INFORMATION AGENT

     Citibank has been appointed as Exchange Agent in connection with the Offers. Questions and requests for assistance, requests for additional copies of this Prospectus or a Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson &

Company Inc., which has been retained by Citicorp and the Trusts to act as Information Agent for the Offers. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offers-- Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

                                 DEALER MANAGERS

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Prudential Securities Incorporated have been retained as Dealer Managers in connection with the Offer. For information regarding fees payable to the Dealer Managers and Soliciting Dealers (as defined herein), see "The Offers -- Dealer Managers; Soliciting Dealers."

         RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFERS

     Prospective exchanging holders of Depositary Shares who plan to participate in an Offer should carefully consider, in addition to other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OF DEPOSITARY SHARES FOR CAPITAL SECURITIES IS A TAXABLE EVENT

         The exchange of Depositary Shares for Capital Securities pursuant to an Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the applicable Expiration Date of the holder's pro rata share of the related Subordinated Debt Securities represented by the Capital Securities received in the exchange and the exchanging holder's tax basis in the Related Depositary Shares exchanged therefor. The receipt of Capital Securities by holders who will actually or constructively own shares of any class of Citicorp stock following the exchange may, in certain circumstances, be treated as a dividend for tax purposes, which will be taxable as ordinary income to the holder in an amount equal to the value of the Capital Securities received in the exchange. See "United States Federal Income Taxation--Exchange of Depositary Shares for Capital Securities." ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES AND THE ISSUANCE OF CAPITAL SECURITIES.

     See "Price Range of Depositary Shares."

CORPORATE HOLDERS OF CAPITAL SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION

     Unlike dividends paid on Depositary Shares, distributions on the Capital Securities are not eligible for the dividends received deduction for corporate holders.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND GUARANTEES

     The obligations of Citicorp under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of Citicorp, including all outstanding subordinated debt securities (other than those denominated as its Junior Subordinated Deferrable Interest Debentures) issued by Citicorp. Citicorp's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of Citicorp and rank pari passu with the most senior preferred stock issued from time to time, if any, by Citicorp and with any other guarantee by Citicorp in respect of any preferred stock or equity interest of any affiliate. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantees that limit Citicorp's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantees. See "Description of the Guarantees -- Status of the Guarantees" and "Description of the Subordinated Debt Securities -- Subordination."

RIGHTS UNDER THE GUARANTEES

     If Citicorp were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or its other payment obligations to a Trust, such Trust would lack available funds for the payment of distributions or amounts payable on redemption of its Capital Securities or otherwise, and, in such event, holders of the affected Capital Securities would not be able to rely upon the related Guarantee for payment of such amounts. Instead, holders of the affected Capital Securities would rely on the enforcement (i) by the Institutional Trustee (as defined herein) of its rights as registered holder of Subordinated Debt Securities against Citicorp pursuant to the terms of such Subordinated Debt Securities or (ii) by such holder of its right against Citicorp to enforce payments on the Subordinated Debt Securities. See "Description of the Guarantees" and "Description of the Subordinated Debt Securities."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Declaration Event of Default occurs and is continuing, the holders of affected Capital Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debt Securities against Citicorp. In addition, the holders of a majority in liquidation amount of the affected Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of affected Capital Securities may institute a legal proceeding directly against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of affected Capital Securities may directly institute a Direct Action for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Citicorp has the right under the Indentures, so long as no Indenture Event of Default shall have occurred and be continuing, to defer payments of interest on any series of Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on such Subordinated Debt Securities. As a consequence of such an extension, distributions on the Capital Securities of the Trust holding such Subordinated Debt Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded quarterly) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarterly interest periods. Prior to the termination of any such Extension Period, Citicorp may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may commence a new Extension Period, subject to the above requirements. See "Description of the Capital Securities -- Distributions" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     Should Citicorp exercise its right to defer payments of interest by extending the interest payment period, each Holder of affected Capital Securities will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, even though such deferred interest is not distributed to holders of Capital Securities. As a result, each such Holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such Holder disposes of the Capital Securities prior to the record date for the date on which distributions of such amounts are made. Citicorp has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should Citicorp determine to exercise such right in the future, the market price of the affected Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of Citicorp's right to defer interest payments, the market price of the affected Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than other securities that do not grant such rights to the issuer. See "United States Federal Income Taxation -- Interest and Original Issue Discount."

TAX EVENT OR REGULATORY CAPITAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Tax Event or a Regulatory Capital Event, a Trust may be dissolved, with the result that the Subordinated Debt Securities held by such Trust would be distributed to the Holders of its Trust Securities in connection with the liquidation of the Trust. In certain circumstances, Citicorp will have the right to redeem the Subordinated Debt Securities in lieu of a distribution of the Subordinated Debt Securities by the Trust. If Subordinated Debt Securities are redeemed, the Trust holding such Subordinated Debt Securities will redeem an equivalent amount of Trust Securities. See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

     Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to Holders of the Capital Securities, but a dissolution of the Trust in which Holders of the Capital Securities receive cash would be a taxable event to such Holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     Because holders of Capital Securities may receive Subordinated Debt Securities upon the occurrence of a Tax Event or a Regulatory Capital Event, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

POSSIBLE TAX CONSEQUENCES OF SALES OF CAPITAL SECURITIES BETWEEN RECORD DATES

     The Capital Securities may trade at a price that does not fully reflect the value of any accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. If Citicorp exercises its right to defer payments of interest, a Holder that disposes of Capital Securities between record dates for payments of distributions thereon will be required to include any accrued but unpaid interest on the related Subordinated Debt Securities through the date of disposition in income as ordinary income and add such amount to the Holder's adjusted tax basis in the pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest and Original Issue Discount" and "-- Sales of Capital Securities."

OPTIONAL REDEMPTION OF THE SUBORDINATED DEBT SECURITIES

     Citicorp will have the right to redeem the Subordinated Debt Securities, in whole or in part, from time to time, on or after May 15, 2002 and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event. Prior to any such optional redemption, Citicorp will obtain all required regulatory approvals. Upon any such redemption, each Trust holding the Subordinated Debt Securities so redeemed will redeem an equivalent amount of its Trust Securities.

OPTION TO SHORTEN OR EXTEND MATURITY DATE

     Citicorp will have the right at any time to shorten the maturity of any series of Subordinated Debt Securities to a date not earlier than May 15, 2002. The exercise of such right is subject to obtaining of any required regulatory approvals.

     Citicorp will also have the right to extend the maturity of any series of Subordinated Debt Securities to a date no later than February 15, 2046, so long as at the time such election is made and at the time such extension commences
(i) Citicorp is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Citicorp is not in default in the payment of any interest or principal on such series of Subordinated Debt Securities, (iii) the related Trust is not in arrears on payments of distributions on its Capital Securities and no deferred distributions on the Capital Securities are accrued and unpaid and (iv) such series of Subordinated Debt Securities, or, if such Capital Securities are rated, the Capital Securities, are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization. In the event that Citicorp elects to shorten or extend the maturity date of any series of Subordinated Debt Securities, it shall give notice to the Debt Trustee, and the Debt Trustee shall give notice of such shortening or extension to the holders of such Subordinated Debt Securities no more than 60 and no less than 30 days prior to the effectiveness thereof.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights and generally will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees of the related Trust. See "Description of the Capital Securities-Voting Rights." In addition, holders of Capital Securities will not have the voting rights possessed by holders of Preferred Stock. See "Comparison of Capital Securities and Depositary Shares - Voting Rights/Enforcement" and "Description of the Preferred Stock and Depositary Shares."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indentures do not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving Citicorp that may adversely affect such holders. See "Description of the Subordinated Debt Securities-General."

LACK OF ESTABLISHED TRADING MARKET FOR CAPITAL SECURITIES

     The Capital Securities constitute a new issue of securities of each Trust with no established trading market. While application will be made to list the Capital Securities of each Trust on the NYSE, there can be no assurance that an active market for the Capital Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to Citicorp and the Trusts that they intend to make a market in the Capital Securities of each Trust following the applicable Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. In addition, the liquidity of the Capital Securities of each Trust will be affected by the number of Related Depositary Shares exchanged in the related Offer. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Capital Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in each Offer is subject to the Minimum Distribution Condition which condition may not be waived by Citicorp or any Trust. See "Listing and Trading of Capital Securities and Depositary Shares."

REDUCED TRADING MARKET FOR DEPOSITARY SHARES

     To the extent Depositary Shares for a Series of Preferred Stock are tendered and accepted in an Offer, the liquidity and trading market for the Depositary Shares of such Series remaining outstanding following such Offer, and the terms upon which such Depositary Shares could be sold, could be adversely affected. In addition, if an Offer is substantially subscribed, there would be a significant risk that round lot holdings of the Related Depositary Shares outstanding following the Offer would be limited. Further, following the applicable Expiration Dates, and in accordance with and subject to applicable law, Citicorp may from time to time acquire Depositary Shares in the open market, by tender offer, subsequent exchange offer, redemption of the underlying Preferred Stock or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares for any Series of Preferred Stock to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares for such Series of Preferred Stock could be adversely affected. Citicorp's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Citicorp cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Listing and Trading of Capital Securities and Depositary Shares." Citicorp also has the right to redeem the Series of Preferred Stock, in whole or in part, on or after specific dates. See "Description of the Preferred Stock and Depositary Shares."

             COMPARISON OF CAPITAL SECURITIES AND DEPOSITARY SHARES

     The following is a brief summary of certain terms of the Capital Securities and the Depositary Shares. For a more complete description of the Capital Securities, see "Description of the Capital Securities." For a description of the Subordinated Debt Securities which will be deposited in each Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Capital Securities, see "Description of the Subordinated Debt Securities." For a description of the Depositary Shares, see "Description of the Preferred Stock and Depositary Shares."

                                                                 Depositary Shares/Preferred
                                    Capital Securities           Stock
                                    ------------------           ---------------------------
Issuer:                     A Trust. Payment of distributions    Citicorp.
                            and on liquidation or redemption is
                            guaranteed on a subordinated
                            basis, as and to the extent
                            described herein, by Citicorp.

                                                                 Depositary Shares/Preferred
                                    Capital Securities           Stock
                                    ------------------           ---------------------------
Distribution/Dividend Rate  Distributions, at the per annum      Dividends payable, at the per
                            rate specified below, payable in     annum rate specified below, on
                            arrears on February 15, May 15,      each Series of Preferred Stock on
                            August 15 and November 15 of         February 15, May 15, August 15
                            each year, commencing May 15,        and November 15 of each year, in
                            1997, from and including the         each case out of funds legally
                            applicable Expiration Date, but      available therefor, when, as and if
                            only if and to the extent that       declared by the Citicorp Board.
                            interest payments are made in        Except in the case of the Series 22
                            respect of the Subordinated Debt     Preferred Stock, dividends are
                            Securities held by the Trust.        non-cumulative.  In the case of the
                                                                 Series 22 Preferred Stock only,
                            Citicorp Capital X:___%              dividends accrue whether or not
                                                                 Citicorp has earnings, whether or
                            Citicorp Capital XI:___%             not there are funds legally
                                                                 available for the payment of such
                            Citicorp Capital XII:___%            dividends and whether or not such
                                                                 dividends are declared.  Citicorp
                            Citicorp Capital XIII:___%           has made each quarterly dividend
                                                                 payment with respect to the
                            Citicorp Capital XIV:___%            Depositary Shares on the
                                                                 scheduled dividend payment date.
                            In addition, holders of the Capital
                            Securities will be entitled to an    Dividend Rate
                            additional cash distribution at the  -------------
                            rates specified below from
                            February 15, 1997 through the        Series 16:        8.00%
                            applicable Expiration Date in lieu   Series 17:        7.50%
                            of dividends accumulating from       Series 20:        8.30%
                            February 15, 1997 on their           Series 21:        8.50%
                            Depositary Shares accepted for       Series 22:        7.75%
                            exchange, but only if and to the
                            extent that corresponding interest
                            payments are made on the
                            Subordinated Debt Securities held
                            by the Trusts.  Such additional
                            distribution will be made on May
                            15, 1997 to the holders of Capital
                            Securities on the record date for
                            such distribution.

                            Citicorp Capital X:    8.00%
                            Citicorp Capital XI:   7.50%
                            Citicorp Capital XII:  8.30%
                            Citicorp Capital XIII: 8.50%
                            Citicorp Capital XIV:  7.75%

Interest Accrual            During any Extension Period on       Accrued but unpaid dividends do
                            the Subordinated Debt Securities,    not bear interest.
                            distribution payments on the
                            Capital Securities will not be made
                            but would continue to accrue, and,
                            in the case of distributions in
                            arrears, would continue to bear
                            interest, compounded quarterly to
                            the extent permitted by applicable
                            law.

                                                                 Depositary Shares/Preferred
                                    Capital Securities           Stock
                                    ------------------           ---------------------------
Maturity/Mandatory and      The Capital Securities will be       No maturity or mandatory
Optional Redemption         redeemed upon the maturity or        redemption.  The Depositary
                            earlier redemption of the related    Shares representing each Series of
                            Subordinated Debt Securities, at     Preferred Stock are redeemable at
                            the applicable Redemption Price,     the option of Citicorp (a) on and
                            including any  distributions         after the optional redemption date
                            accrued as a result of Citicorp's    specified below, in whole or in
                            election to defer payments of        part, at a redemption price
                            interest on the Subordinated Debt    equivalent to $25 per Depositary
                            Securities.  The Subordinated Debt   Share to be redeemed, plus
                            Securities are redeemable by         accrued and unpaid dividends
                            Citicorp, in whole or in part, from  thereon (whether or not declared)
                            time to time on or after May 15,     (i) in the case of the Series 16, 17,
                            2002, or, prior to May 15, 2002, in  20 and 21 Preferred Stock, from
                            certain circumstances upon the       the immediately preceding
                            occurrence of a Tax Event or         dividend payment date to the date
                            Regulatory Capital Event, in each    fixed for redemption and (ii) in the
                            case at the applicable Redemption    case of the Series 22 Preferred
                            Price. In the event that             Stock, to the date fixed for
                            Subordinated Debt Securities are     redemption and (b) prior to such
                            redeemed or upon the repayment       date, in whole but not in part, if the
                            of the Subordinated Debt             holders of the applicable Series of
                            Securities upon maturity or          Preferred Stock would be entitled
                            otherwise, the proceeds thereof      to vote upon, or consent to, a
                            will be promptly applied to redeem   merger or consolidation of
                            the Capital Securities and the       Citicorp.  Holders  of Depositary
                            Common Securities.  The              Shares have no right to require
                            Subordinated Debt Securities         Citicorp to redeem the Depositary
                            mature on May 15, 2027. See          Shares.
                            "Description of the Capital
                            Securities--Mandatory                Optional Redemption Date
                            Redemption" and "--Tax Event         ------------------------
                            Redemption."  Holders of Capital     Series 16:   June 1, 1998
                            Securities have no right to require  Series 17:   September 1, 1998
                            Citicorp to redeem the Capital       Series 20:   November 15, 1999
                            Securities at the option of the      Series 21:   February 15, 2000
                            holders.                             Series 22:   May 15, 2000

                                                                 Depositary Shares/Preferred
                                    Capital Securities           Stock
                                    ------------------           ---------------------------
Subordination               Subordinated to claims of creditors  Subordinated to claims of creditors
                            of the Trust, if any.  The Capital   of Citicorp including the
                            Securities and the Common            Subordinated Debt Securities, pari
                            Securities will have equivalent      passu  with Citicorp's other series
                            terms; provided that if a            of preferred stock and senior to
                            Declaration Event of Default         shares of Common Stock of
                            occurs and is continuing, the        Citicorp.
                            holders of the Capital Securities
                            will have a priority over holders of
                            the Common Securities with
                            respect to payments in respect of
                            distributions and payments upon
                            liquidation, redemption or
                            otherwise.

                            Each Trust is not permitted to issue
                            any securities other than its Trust
                            Securities or to incur any
                            indebtedness.

                            The Subordinated Debt Securities will
                            rank subordinate and junior in right
                            of payment to all present and future
                            Senior Indebtedness of Citicorp, pari
                            passu with all Trade Credit of
                            Citicorp and senior to all capital
                            stock now or hereafter issued by
                            Citicorp and to any guarantee now or
                            hereafter entered into by Citicorp in
                            respect of any of its capital stock.
                            The Guarantees will rank subordinate
                            and junior in right of payment to all
                            other liabilities of Citicorp, pari
                            passu with the most senior Citicorp
                            preferred stock now or hereafter
                            issued, and senior to Citicorp Common
                            Stock.


                                                                 Depositary Shares/Preferred
                                    Capital Securities           Stock
                                    ------------------           ---------------------------
Listing                     Application will be made to list the The Depositary Shares for each
                            Capital Securities of each Trust on  Series of Preferred Stock are listed
                            the NYSE under the following         on the NYSE under the following
                            symbol:                              symbol:

                            Citicorp Capital X: CCI.L            Series 16:  CCI.E
                            Citicorp Capital XI: CCI.M           Series 17:  CCI.F
                            Citicorp Capital XII: CCI.N          Series 20:  CCI.I
                            Citicorp Capital XIII: CCI.O         Series 21:  CCI.J
                            Citicorp Capital XIV: CCI.P          Series 22:  CCI.K

                            In order to satisfy the NYSE listing
                            requirements, acceptance of
                            Depositary Shares for each Series of
                            Preferred Stock validly tendered in
                            the Offers is subject to the Minimum
                            Distribution Condition, which
                            condition may not be waived.

Dividends Received
Deduction                   Distributions on the Capital         Dividends are eligible for the
                            Securities are not eligible for the  dividends received deduction for
                            dividends received deduction for     corporate holders.
                            corporate holders.

                                                                 Depositary Shares/Preferred
                                    Capital Securities           Stock
                                    ------------------           ---------------------------
Voting Rights/Enforcement   Holders of Capital Securities have   If dividends shall be in arrears for
                            no voting rights other than as       such number of dividend periods,
                            provided under the Trust Act or      whether or not consecutive, which
                            the Trust Indenture Act, except in   shall in the aggregate contain not
                            the limited circumstances            less than 540 days, the Citicorp
                            discussed below. The Institutional   Board will be increased by two
                            Trustee has the power to exercise    directors and holders of Preferred
                            all rights of each Trust under the   Stock will have the right (together
                            Indenture with respect to the        with holders of all other series or
                            related Subordinated Debt            class of preferred stock entitled to
                            Securities and is also authorized to vote thereon) to elect two directors
                            enforce the related Guarantee on     at the next annual meeting of the
                            behalf of holders of the Capital     shareholders.
                            Securities. The Institutional
                            Trustee will request the direction
                            of the Holders of Trust Securities
                            with respect to any amendment,
                            modification or termination of the
                            Indenture requiring the consent of
                            the Institutional Trustee.  If a
                            Trust's failure to make
                            distributions is a consequence of
                            Citicorp's exercise of its right to
                            extend the interest payment period
                            for its Subordinated Debt
                            Securities as described under
                            "Description of the Capital
                            Securities--Distributions," the
                            Institutional Trustee will have no
                            right to enforce the payment of
                            distributions until a Declaration
                            Event of Default shall have
                            occurred.  Until such Declaration
                            Event of Default with respect to
                            the affected Capital Securities has
                            been cured, waived or otherwise
                            eliminated, the Institutional
                            Trustee will be deemed to be
                            acting solely on behalf of the
                            holders of such Capital Securities
                            and only the holders of such
                            Capital Securities will have the
                            right to direct the Institutional
                            Trustee with respect to certain
                            matters under the Declaration, and
                            therefore the Indenture.

                            If the Institutional Trustee fails to
                            enforce its rights under the related
                            Subordinated Debt Securities after a
                            holder of Capital Securities has made
                            a written request, such holder of
                            record of Capital Securities may
                            institute a legal proceeding against
                            Citicorp to enforce the Institutional
                            Trustee's rights under such
                            subordinated Debt Securities without
                            first instituting any legal
                            proceeding against the Institutional
                            Trustee or any other person or
                            entity. Notwithstanding the
                            foregoing, if a Declaration Event of
                            Default has occurred and is
                            continuing and such event is
                            attributable to the failure of
                            Citicorp to pay interest or principal
                            on the Subordinated Debt Securities
                            on the date such interest or
                            principal is otherwise payable (or in
                            the case of a redemption, the
                            redemption date), then a holder of
                            Capital Securities may institute a
                            Direct Action for enforcement of
                            payment to such holder directly of
                            the principal amount equal to the
                            aggregate liquidation amount of the
                            Capital Securities of such holder on
                            or after the respective due date
                            specified in the Subordinated Debt
                            Securities. See "Description of the
                            Capital Securities," "Description of
                            the Guarantees" and "Description of
                            the Subordinated Debt Securities."

                                    CITICORP

     Citicorp, whose principal subsidiary is Citibank, is a holding company incorporated under the laws of the State of Delaware on December 4, 1967. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

HOLDING COMPANY

     Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

     Citicorp also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

     Under longstanding policy of the FRB, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

     Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Subordinated Debt Securities and the Guarantees, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                        CITICORP SELECTED FINANCIAL DATA

      The following table sets forth selected financial data for each of the years in the five-year period ended December 31, 1996. These financial data are qualified in their entirety by the detailed information and financial statements included in the documents incorporated herein by reference; these selected financial data are not covered by the Report of Independent Auditors incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

                                                                      Years Ended December 31,
                                                              1996     1995     1994      1993     1992
                                                            -------  -------  -------   -------  -------
                                                              (In millions, except per share amounts)
Net Interest Revenue                                        $10,940  $ 9,951  $ 8,911   $ 7,690  $ 7,456
Fees, Commissions and Other Revenue                           9,256    8,727    7,837     8,385    8,165
                                                            -------  -------  -------   -------  -------
Total Revenue                                                20,196   18,678   16,748    16,075   15,621
Provision for Credit Losses                                   1,926    1,991    1,881     2,600    4,146
Operating Expense                                            12,197   11,102   10,256    10,615   10,057
                                                            -------  -------  -------   -------  -------
Income Before Taxes and Cumulative Effects of
   Accounting Changes                                         6,073    5,585    4,611     2,860    1,418
Income Taxes                                                  2,285    2,121    1,189       941      696
                                                            -------  -------  -------   -------  -------

Income Before Cumulative Effects of Accounting Changes      $ 3,788  $ 3,464  $ 3,422   $ 1,919  $   722
Cumulative Effects of Accounting Changes(A)                    --       --        (56)      300     --
                                                            -------  -------  -------   -------  -------
Net Income                                                  $ 3,788  $ 3,464  $ 3,366   $ 2,219  $   722
                                                            =======  =======  =======   =======  =======
Income Applicable to Common Stock                           $ 3,631  $ 3,126  $ 3,010   $ 1,900  $   497
                                                            =======  =======  =======   =======  =======

Earnings Per Share(B):
 On Common and Common Equivalent Shares:
     Income Before Cumulative Effects of Accounting Change  $  7.50  $  7.21  $  7.15   $  3.82  $  1.35
     Cumulative Effects of Accounting Changes(A)               --       --      (0.12)     0.68     $---
                                                            -------  -------  -------   -------  -------
     Net Income                                             $  7.50  $  7.21  $  7.03   $  4.50  $  1.35
 Assuming Full Dilution:
     Income Before Cumulative Effects of Accounting Change  $  7.42  $  6.48  $  6.40   $  3.53  $  1.35
     Cumulative Effects of Accounting Changes(A)               --       --      (0.11)     0.58     --
                                                            -------  -------  -------   -------  -------
     Net Income                                             $  7.42  $  6.48  $  6.29   $  4.11  $  1.35
                                                            =======  =======  =======   =======  =======
Cash Dividends Declared per Common Share (C)                $  1.80  $  1.20  $   .45      $---     $---
                                                            =======  =======  =======   =======  =======

                                                                            (IN BILLIONS)

Period-End Balances:
   Total Loans, Net(D)                                      $ 169.1  $ 160.3  $ 147.3   $ 134.6  $ 135.9
   Total Assets(E)                                            281.0    256.9    250.5     216.6    213.7
   Total Deposits                                             185.0    167.1    155.7     145.1    144.2
    Long-Term Debt                                             18.9     18.5     17.9      18.2     20.2
   Total Stockholders' Equity(F)                               20.7     19.6     17.8      14.0     11.2

(A) Refers to the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits", effective January 1, 1994 and SFAS No. 109, "Accounting for Income Taxes", effective January 1, 1993.

(B) Based on net income after deducting preferred stock dividends, except where conversion is assumed, and, unless anti-dilutive, the after-tax dividend equivalents on shares issuable under Citicorp's Executive Incentive Compensation Plan.

(C) On October 15, 1991, Citicorp suspended the dividend on its common stock and resumed paying dividends on April 18, 1994.

(D)  Net of unearned income and allowance for credit losses.

(E) Reflects the adoption of FASB Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", effective January 1, 1994.

(F) Reflects the adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective January 1, 1994.

                           CAPITALIZATION OF CITICORP

      The following table sets forth the consolidated capitalization of Citicorp as of December 31, 1996 (and as adjusted to give effect to the issuance of the maximum amounts of Subordinated Debt Securities and Capital Securities that may be issued in the Offers and the retirement of the Preferred Stock underlying the Maximum Number of Depositary Shares that may be accepted in the Offers).

                                                                   DECEMBER 31,      DECEMBER 31,
                                                                      1996              1996
                                                                   OUTSTANDING       AS ADJUSTED

                                                                           (IN MILLIONS)
Long-Term Debt:
  Various Obligations with Original Maturities of One Year or More   $18,550           $18,550
  Guaranteed Preferred Beneficial Interests in Citicorp
        Subordinated Debt (a)                                            300           $______
                                                                     -------           -------
Total Long-Term Debt                                                 $18,850           $______

Stockholders' Equity:
  Preferred Stock                                                    $ 2,078           $______
     Authorized Shares: 50,000,000
     Issued Shares:
       4,280,503 of $100 per share, 6,100,000 of $250 per share
       (1,850,000 as adjusted) and 250,000 of $500 per share
  Common Stock ($1.00 par value)                                         506               506
     Authorized Shares: 800,000,000
     Issued Shares: 506,298,235
Surplus                                                                6,595             6,595
Retained Earnings                                                     14,303
Net Unrealized Gains-Securities Available for Sale                       676               676
Foreign Currency Translation                                            (486)             (486)
Common Stock in Treasury, at cost                                     (2,950)           (2,950)
  Shares: 43,081,217
Total Stockholders' Equity                                           $20,722           $______
                                                                     -------           -------
Total Capitalization                                                 $39,572           $______
                                                                     =======           =======


----------

      (a) The Guaranteed Preferred Beneficial Interests represent interests in Citicorp Capital I, a trust whose sole asset is $309 million aggregate principal amount of Citicorp's 7.933% Junior Subordinated Deferrable Interest Debentures due 2027, and, with respect to the "As Adjusted" column, interests in Citicorp Capital II, a trust whose sole asset is $463.5 million aggregate principal amount of Citicorp's 8.015% Junior Subordinated Deferrable Interest Debentures due 2027, and interests in the Trusts, whose sole assets will be approximately $__million aggregate principal amount of Citicorp's Junior Subordinated Deferrable Interest Debentures due 2027 (assuming the Maximum Number of Related Depositary Shares are tendered and accepted in each Offer).

                   CITICORP RATIOS OF INCOME TO FIXED CHARGES

      For the fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, Citicorp's consolidated ratios of income to fixed charges, computed as set forth below, were as follows:

                                       YEAR ENDED
                                      DECEMBER 31,
                                          1996      1995   1994    1993     1992
                                      ------------  ----   ----    ----     ----
Income to Fixed Charges:
   Excluding Interest on Deposits....     2.69      2.31   1.76    1.44     1.24
   Including Interest on Deposits....     1.48      1.42   1.31    1.18     1.09

      For purposes of computing the consolidated ratio of income to fixed charges, income represents net income, before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits) and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                              ACCOUNTING TREATMENT

      The refinancing of the Preferred Stock underlying the Depositary Shares with the respective Capital Securities will decrease Citicorp's stockholders' equity in the amount of the fair market value of the Capital Securities exchanged. Additionally, earnings applicable to common stockholders used in the calculation of earnings per share will decrease by the excess of the fair market value of the Capital Securities over the carrying value of the Preferred Stock at the applicable Expiration Date.

      The financial statements of the Trusts will be consolidated into Citicorp's financial statements, with the Capital Securities issued by the Trusts included in Citicorp's balance sheet as a component of Long-Term Debt. The sole assets of the Trusts will be approximately $__million aggregate principal amount of Junior Subordinated Deferrable Interest Debentures of Citicorp due 2027 (assuming the Maximum Number of Related Depositary Shares are tendered and accepted in each Offer).

      All future reports of Citicorp filed under the Exchange Act will (i) reflect the consolidation of the Trusts into Citicorp's consolidated financial statements, with the $__million aggregate amount of Capital Securities included in Citicorp's balance sheet as a component of Long-Term Debt, (ii) include in the financial statement footnotes of Citicorp disclosure that the sole assets of the wholly owned Trusts will be the aggregate principal amount of Junior Subordinated Deferrable Interest Debentures of Citicorp due 2027 issued to such Trusts and (iii) include in a footnote to the audited financial statements disclosure that each Trust is wholly owned, that the sole assets of the Trusts are the Subordinated Debt Securities (specifying as to each Trust the principal amount, interest rate and maturity date of the Subordinated Debt Securities held), and that the Guarantee, taken together with Citicorp's obligations under the Subordinated Debt Securities, the Indenture and the Declaration provides a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Capital Securities issued by each Trust.

                                   THE TRUSTS

      Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by Citicorp, as Sponsor for such Trust and the Trustees of such Trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each declaration will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") before the issuance of the Capital Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of a Trust's Capital Securities, the holders thereof will own all of the Trust's Capital Securities. See "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." Citicorp will directly or indirectly acquire all of the Common Securities of each Trust, which will have an aggregate liquidation amount equal to approximately 3 percent of the total capital of the Trust. Each Trust exists for the exclusive purposes of (i) issuing its Capital Securities and Common Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of the Common Securities in Subordinated Debt Securities and exchanging the Depositary Shares accepted in its Offer for Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Each Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration.

      Each Trust's business and affairs will be conducted by the Trustees appointed by Citicorp, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such Trust. Pursuant to the Declaration, the number of Trustees of each Trust will initially be three. Two of the Trustees (the Regular Trustees) will be persons who are employees or officers of, or who are affiliated with, Citicorp. The third Trustee (the Institutional Trustee), which will be a financial institution that is unaffiliated with Citicorp, will serve as institutional trustee under each Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. Initially, Wilmington Trust Company will be the Institutional Trustee for each Trust, until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as Guarantee Trustee under the Guarantee and as Debt Trustee under the Indenture for each Trust. Wilmington Trust Company will also act as Delaware Trustee for each Trust under the Declarations for purposes of compliance with the Trust Act.

      The office of the Delaware Trustee for each Trust in the State of Delaware, and its principal place of business, is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      The Institutional Trustee will hold title to each Trust's Subordinated Debt Securities for the benefit of the holders of the related Trust Securities and will have the power to exercise all rights, powers and privileges under the applicable Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of the Property Account for each Trust to hold all payments made in respect of the applicable Subordinated Debt Securities for the benefit of the holders of the related Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the applicable Property Account. The Guarantee Trustee will hold the Guarantees for the benefit of the holders of the Capital Securities of the respective Trusts. Citicorp, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees, subject to certain restrictions. Citicorp will pay all fees and expenses related to the Trusts and the issuance of the Trust Securities. See "Description of the Subordinated Debt Securities -- Miscellaneous."

      The rights of the holders of the Capital Securities of each Trust, including economic rights, rights to information and voting rights, are set forth in the related Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Capital Securities."

                                   THE OFFERS

PURPOSE OF THE OFFERS

      The purpose of each Offer is to refinance Citicorp's obligations under each Series of Preferred Stock underlying the Depositary Shares with the Subordinated Debt Securities relating to the Capital Securities issued in exchange for such Depositary Shares, and to achieve certain tax efficiencies, while preserving Citicorp's flexibility with respect to future financings. This refinancing will permit Citicorp to deduct interest payable on the Subordinated Debt Securities for United States federal income tax purposes; dividends payable with regard to the Preferred Stock are not deductible. Under current capital adequacy guidelines of the FRB, this refinancing will also preserve unaffected Citicorp's Tier 1 capital level.

      All shares of Preferred Stock underlying Depositary Shares tendered and accepted in the Offers will be retired and resume the status of authorized and unissued shares of preferred stock.

GENERAL

      PARTICIPATION IN EACH OFFER IS VOLUNTARY AND HOLDERS OF DEPOSITARY SHARES SHOULD CAREFULLY CONSIDER WHETHER TO TENDER THEIR DEPOSITARY SHARES. NONE OF CITICORP, THE BOARD OF DIRECTORS OF CITICORP, THE TRUSTEES NOR THE TRUSTS MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR DEPOSITARY SHARES. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF DEPOSITARY SHARES."

      The Depositary Shares are evidenced by depositary receipts (the "Depositary Receipts"). See "Description of the Preferred Stock and Depositary Shares." Unless the context requires otherwise, the term "Holder" with respect to any Offer means (i) any person in whose name any Depositary Receipts are registered on the books of Citicorp or (ii) any other person who has obtained a properly completed stock power from the Holder or (iii) any person whose Depositary Receipts are held of record by The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Depository Institution").

      No tender of Depositary Shares held by any officer or director of Citicorp or by any affiliate of Citicorp will be accepted except in accordance with the terms of the related Offer, as set forth herein.

TERMS OF THE OFFERS

      Upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, each Trust will exchange its Capital Securities for up to the Maximum Number of Related Depositary Shares not owned by Citicorp. Each Offer will be effected on a basis of one Capital Security for each Related Depositary Share validly tendered and accepted for exchange, as applicable. See "---Procedures for Tendering". Upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, each Trust will accept up to the Maximum Number of Related Depositary Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver its Capital Securities in exchange therefor to tendering Holders of such Related Depositary Shares as promptly as practicable following the applicable Expiration Date. If more than the Maximum Number of Related Depositary Shares are validly tendered and not withdrawn on or prior to the applicable Expiration Date, the applicable Trust will accept such Depositary Shares for exchange on a pro rata basis as described below. Each Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under its Offer and the delivery of the Capital Securities with respect to the Depositary Shares accepted for exchange (subject to Rule 13e-4 and 14e-1 under the Exchange Act, which require that Citicorp and the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer ), or amend, withdraw or terminate the offer, at any time prior to the Expiration Date for any of the reasons set forth under "-- Conditions to the Offer" and "--Expiration Date; Extension; Amendments; Termination."

      If more than the Maximum Number of Related Depositary Shares are validly tendered to a Trust pursuant to an Offer prior to the applicable Expiration Date and are not withdrawn, the applicable Trust will, upon the terms and subject to the conditions of its Offer, accept such Depositary Shares for payment on a pro rata basis, with adjustments to avoid purchases of fractional shares. Such proration shall be based on the quotient of (i) the Maximum Number of Related Depositary Shares for the Offer divided by (ii) the total number of such Related Depositary Shares validly tendered pursuant to the Offer and not withdrawn. All questions as to such proration will be determined by the applicable Trust, whose determination will be final and binding. Delivery of Capital Securities in exchange for Depositary Shares validly tendered and accepted in an Offer will be made on a date determined by Citicorp after the results of the final proration in respect of the Offer have been announced, in each case as promptly as practicable after the expiration of such Offer.

      Because of the difficulty of determining the number of Related Depositary Shares validly tendered and not withdrawn, if proration is required, the Trust would not expect to announce the final results of proration in respect of its Offer until approximately seven NYSE trading days after the applicable Expiration Date. Preliminary results of proration will be announced by press release as promptly as practicable after the applicable Expiration Date. Holders of Depositary Shares may obtain such preliminary information from the Information Agent and may also be able to obtain such preliminary information from their brokers.

      In all cases, except to the extent waived by the relevant Trust, delivery of Capital Securities issued with respect to the Depositary Shares accepted for exchange pursuant to an Offer will be made only after timely receipt by the Exchange Agent of Depositary Receipts for such Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

      As of the date of this Prospectus, the number of outstanding Depositary Shares for each Series of Preferred Stock not owned by Citicorp are as follows:
(i) Series 16 Preferred Stock,

13,000,000 Depositary Shares, (ii) Series 17 Preferred Stock, 14,000,000 Depositary Shares, (iii) Series 20 Preferred Stock, 5,000,000 Depositary Shares,
(iv) Series 21 Preferred Stock, 6,000,000 Depositary Shares, and (v) Series 22 Preferred Stock, 5,000,000 Depositary Shares. This Prospectus, together with the applicable Letter of Transmittal, is being sent to all registered Holders on or about the date of this Prospectus. Each Trust shall be deemed to have accepted validly tendered Depositary Shares (or defectively tendered Depositary Shares with respect to which such Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Depositary Shares from, and remitting the Capital Securities of the applicable Trust to, tendering Holders who are participating in an Offer. Upon the terms and subject to the conditions of each Offer, delivery of Capital Securities to tendering Holders will be made as promptly as practicable following the applicable Expiration Date.

      If any tendered Depositary Receipts for Depositary Shares are not accepted for exchange because of an invalid tender, the tender of Depositary Shares in excess of the applicable Maximum Number and the pro rata acceptance thereof, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depositary Institution, such Depositary Shares will be credited to an account maintained at the Depositary Institution designated by the participant therein who so delivered such Depositary Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

      Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with any Offer. Citicorp and the Trusts intend to conduct the Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

      Holders who tender Depositary Shares in an Offer will not be required to pay brokerage commissions or fees or, subject to the instruction in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Offer. See "Fees and Expenses; Transfer Taxes."

CONDITIONS TO THE OFFERS

      Notwithstanding any other provisions of an Offer, or any extension of an Offer, a Trust will not be required to deliver its Capital Securities in respect of any properly tendered Related Depositary Shares and may terminate its Offer by oral or written notice to the Exchange Agent and the holders of the Related Depositary Shares, or, at its option, may modify or otherwise amend the Offer (other than with respect to the Minimum Distribution Condition) with respect to the Depositary Shares if the condition in clause (a) below is not satisfied at the Expiration Date or if any of the events specified in clauses (b) through (d) occurs at or prior to the exchange date for the Depositary Shares:

            (a) tenders by a sufficient number of holders of Depositary Shares to satisfy the Minimum Distribution Condition for the Offer;

            (b) any action has been taken or threatened, or any statute, rule regulation, judgement, order, stay, decree or injunction has been promulgated, enacted, entered , enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, otherwise and adversely affects in any material manner the Offer or (ii) could materially adversely affect the business condition (financial or otherwise), income, operations, properties, assets, liabilities, or prospects of Citicorp and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Offer to Citicorp, including any such action, statute, rule, regulation, judgement, order, stay, decree, or injunction which would constitute a Tax Event if it occurred after the issuance of the Trust's Capital Securities;

            (c) any event has occurred or is likely to occur affecting the business or financial affairs of Citicorp that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to Holders of Depositary Shares in deciding whether to accept the Offer and

            (d) Any of the following events shall have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Related Depositary Shares, (iii) a material impairment in the trading market for debt or equity securities on the NYSE or in the over-the counter market (whether or not mandatory ),
      (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States , (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

      The foregoing conditions are for the sole benefit of the Trusts and Citicorp and, except for the Minimum Distribution Condition, may be waived by the Trusts and Citicorp, in whole or in part, in their sole discretion. Any determination made by Citicorp or the Trusts concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

      Each Offer will expire on the applicable Expiration Date. Each Trust expressly reserves the right, as to its Offer, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Related Depositary Shares and promptly return tendered Depository Shares upon the failure of any of the conditions specified above in " ---Conditions to the Offer," (ii) waive any conditions to the Offer (other than the Minimum Distribution Condition) and accept up to the Maximum Number of Related Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Related Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see " -- Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the amount or form of the consideration to be paid pursuant to the Offer or (vi) terminate the Offer and not accept for exchange the Related Depositary Shares at any time on or prior to the Expiration Date, for any reason. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. During any extension of the Offer, all Depositary Shares previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

      If a Trust makes a material change in the terms of its Offer, the Trust will extend the Offer. The minimum period for which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a decrease in the number of Related Depositary Shares sought for exchange or a change in the amount or form of consideration offered to Holders of the Related Depositary Shares, will depend upon the facts and circumstances, including the materiality of the change or information. With respect to a decrease in the number of Related Depositary Shares sought in the Offer or a change in the amount or form of consideration offered to Holders of the Depositary Shares, if required, the Offer will remain open for a minimum of ten (10) Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for the Offer. If a Trust withdraws or terminates its Offer, it will give immediate notice to the Exchange Agent, and all Depositary Shares theretofore tendered pursuant to its Offer will be returned promptly to the tendering Holders thereof. See "--Withdrawal of Tenders." In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in each Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

      The tender of Depositary Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the related Trust in accordance with the terms and subject to the conditions set forth herein and in the related Letter of Transmittal and each Trust's right to terminate or withdraw its Offer at any time for any reason.

      EACH HOLDER OF DEPOSITARY SHARES WISHING TO PARTICIPATE IN THE RELATED OFFER MUST (1) PROPERLY COMPLETE AND SIGN THE LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL (EXCEPT WHEN AN AGENT'S MESSAGE IS APPROPRIATE AND UTILIZED), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND DELIVER THE SAME TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE HEREOF PRIOR TO THE EXPIRATION DATE AND EITHER (A) DEPOSITARY RECEIPTS FOR THE DEPOSITARY SHARES TO BE TENDERED MUST BE RECEIVED BY THE EXCHANGE AGENT AT SUCH ADDRESS OR (B) SUCH DEPOSITARY SHARES MUST BE TRANSFERRED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED BELOW AND A CONFIRMATION OF SUCH BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE EXCHANGE AGENT, IN EACH CASE PRIOR TO THE EXPIRATION DATE FOR THE OFFER, OR (2) COMPLY WITH THE GUARANTEED DELIVERY PROCEDURE DESCRIBED BELOW. LETTERS OF TRANSMITTAL, DEPOSITARY RECEIPTS AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO ANY TRUST, CITICORP, THE DEALER MANAGERS OR THE INFORMATION AGENT.

      Special Procedures for Beneficial Owners. Any beneficial owner whose Depositary Receipts for Depositary Shares are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such entity promptly and instruct such entity to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Depositary Receipts, either make appropriate arrangements to register ownership of the Depositary Receipts in such owner's name or obtain a properly completed stock power from the nominee. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

      THE METHOD OF DELIVERY OF DEPOSITARY RECEIPTS AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT
(1) REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, (2) INSURANCE BE OBTAINED AND (3) THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE APPLICABLE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

      Signature Guarantees. If tendered Depositary Receipts are registered in the name of the signer of the Letter of Transmittal and the Capital Securities to be issued in exchange therefor are to be issued (and any untendered Depositary Receipts are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Depositary Receipts are registered in the name of someone other than the signer of the Letter Of Transmittal, or if Capital Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Depositary Receipts must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Capital Securities and/or the Depositary Receipts are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Depositary Receipts, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution .

      Book-Entry Transfer. The Trusts understand that the Exchange Agent has established accounts with respect to the Depositary Shares at a Depository Institution for the purpose of facilitating the Offers, and any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of such Depositary Shares by causing the Depository Institution to transfer such Depositary Shares into the Exchange Agent's account with respect to the Depositary Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Depositary Shares so tendered will only be made after a timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of Depositary Shares into the Exchange Agent's account, timely receipt by the Exchange Agent of the related Letter of Transmittal, or an Agent's Message (as such term is defined in the next paragraph), and any other documents required by the Letter of Transmittal.

      The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from a participant tendering Depositary Shares that is the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

      Guaranteed Delivery. If Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Depositary Shares for the Related Depositary Shares being tendered to reach the Exchange Agent before the Expiration Date for the relevant Offer or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Depositary Receipts are registered and, if the Depositary Shares are held in certificated form, the certificate number of the Depositary Receipts to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Depositary Receipts in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or, in the case of a Depository Institution, an Agent's Message, will be delivered by such Eligible Institution. Unless the Depositary Receipts being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal or an Agent's Message) or, in the case of a Depository Institution, in accordance with such Depositary Institution's ATOP procedures (along with a Letter of Transmittal or Agent's Message) is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

      Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the applicable Trust, whose determination will be final and binding. Each Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. Each Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares, and the Trust's interpretation of the terms and conditions of such Offer (including the instructions in the applicable Letter of Transmittal) will be final and binding. None of the Trusts, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

      Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Receipts received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Depositary Shares entered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the applicable Expiration Date or the withdrawal or termination of the applicable Offer.

LETTER OF TRANSMITTAL

      Each Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the related Offer. The party tendering the Depositary Receipts for exchange (the "Transferor") exchanges, assigns and transfers the Depositary Receipts (and the underlying Depositary Shares) to the applicable Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such Depositary Receipts (and underlying Depositary Shares) to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer such Depositary Receipts and the underlying Preferred Stock and to acquire Capital Securities issuable upon the exchange of such tendered Depositary Receipts and that, when such Transferor's Depositary Receipts are accepted for exchange, the Trust accepting such Depositary Receipts will acquire good and unencumbered title to the Depositary Shares evidenced by such Depositary Receipts and the underlying Preferred Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by such Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Depositary Receipts and the underlying Depositary Shares or transfer ownership of such Depositary Receipts on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executes and administrators of such Transferor.

WITHDRAWAL OF TENDERS

      Tenders of Depositary Shares pursuant to an Offer may be withdrawn at any time prior to the applicable Expiration Date and, unless accepted for exchange by the applicable Trust, may be withdrawn at any time after the expiration of 40 Business Days from the date of this Prospectus.

      To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Depositary Receipts to be withdrawn, (ii) if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Receipts in respect of such Depositary Shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such Depositary Shares exchanged and
(iv) the name of the registered Holder of the Depositary Receipts to be withdrawn. In addition, the notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn Depositary Shares promptly following receipt of notice of withdrawal. If Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Depository Institution to be credited with the withdrawn Depositary Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Depositary Receipts may not be rescinded and any Depositary Receipts withdrawn will thereafter be deemed not validly tendered for purposes of the relevant Offer. Properly withdrawn Depositary Receipts, however, may be retendered by following the procedures therefore described elsewhere herein at any time prior to the Expiration Date. See "--Procedures for Tendering."

      Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, each Trust will accept for exchange up to the Maximum Amount of Related Depositary Shares that have been validly tendered and not withdrawn prior to the Expiration Date.

      Each Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Related Depositary Shares tendered under its Offer and the delivery of the Capital Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that Citicorp and the Trust consummate the Offer or return the Depositary Receipts deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the applicable Expiration Date for any of the reasons set forth in "---Conditions to the Offers" and "--- Expiration Date; Extensions; Amendments; Termination."

      If a Trust decides, in its sole discretion, to decrease the number of Depositary Shares sought in its Offer or to change the amount or form of the consideration offered to Holders of Depositary Shares, and if the Offer is scheduled to expire less than ten (10) Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "---Expiration Date; Extension; Amendments; Termination," then such Offer will be extended for a minimum of ten (10) Business Days from and including the date of such notice.

      Unless otherwise specified by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, all Depositary Receipts not accepted pursuant to the Offer will be returned to the tendering Holders at Citicorp's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

      Citibank has been appointed as Exchange Agent for the Offers.

                             THE EXCHANGE AGENT IS:

                                 CITIBANK, N.A.

   By Hand:                                 By Mail (registered or certified
                                                      mail recommended):
   Citibank, N.A.                           Citibank, N.A.
   Corporate Agency & Trust Services        c/o Citicorp Data Distribution, Inc.
   111 Wall Street, 5th Floor               P.O. Box 7069
   New York, New York                       Paramus, New Jersey 07653

                              By Overnight Courier:

                                 Citibank, N.A.
                      c/o Citicorp Data Distribution, Inc.
                                 404 Sette Drive
                            Paramus, New Jersey 07652

                                  By Facsimile:
                        (For Eligible Institutions Only)
                                 (201) 262-3240

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:

                                 (800) 422-2066

      Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with the Offers. Questions and requests for assistance regarding the Offers, requests for additional copies of this Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.

                            THE INFORMATION AGENT IS:

                                    GEORGESON
                                 & COMPANY INC.

                                Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll Free)

                         Banks and Brokers Call Collect:
                                 (212) 440-9800

      Citicorp will pay the Exchange Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS; SOLICITING DEALERS

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Prudential Securities Incorporated, as Dealer Managers, have agreed to solicit exchanges of Depositary Shares for Capital Securities. The maximum aggregate management fee payable to the Dealer Managers is approximately $0.125 per Depositary Share validly tendered and accepted for exchange, plus any amount that the Dealer Managers may be entitled to pursuant to the next paragraph. Citicorp will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Offers and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. The Dealer Managers engage in transactions with, and from time to time have performed services for, Citicorp, including acting as underwriter for the issuance of the Depositary Shares.

      Citicorp will pay to a Soliciting Dealer a solicitation fee of $0.50 per Depositary Share ($0.125 per Depositary Share with respect to the solicitation of beneficial holders of 10,000 or more Depositary Shares for a Series of Preferred Stock) validly tendered and accepted for exchange pursuant to an Offer. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including a Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."

      Soliciting Dealers will include any of the organizations described in clauses (i), (ii) and (iii) above event when the activities of such organizations in connection with an Offer consist solely of forwarding to clients materials relating to the Offer, including this Prospectus and the Letter of Transmittal, and tendering Depositary Shares as directed by beneficial owners thereof. No Soliciting Dealer is required to make any recommendation to holders of Depositary Shares as to whether to tender or refrain from tendering in an Offer. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with any Offer included any activities other than those described above, and for all purposes noted in all materials relating to the Offers, the term "solicit" shall be deemed to mean no more than "processing shares tendered" or "forwarding to customers materials regarding the Offer."

      If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with the Depository Institution, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the relevant Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) the Depositary Receipts for which are registered in the name of such Soliciting Dealer unless such Depositary Receipts are held by such Soliciting Dealer as nominee and the underlying Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by the Holder of record of the related Depositary Receipts, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

      No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Citicorp, the Trusts, the Trustees, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offers.

      Other than as described above, Citicorp will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Depositary Shares exchanged in connection with the Offers. Citicorp will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offers.

      Additional solicitations may be made by telephone, in person, or otherwise by officers and regular employees of Citicorp and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

         LISTING AND TRADING OF CAPITAL SECURITIES AND DEPOSITARY SHARES

      The Capital Securities of each Trust constitute a new issue of securities of such Trust with no established trading market. While application has been made to list the Capital Securities on the NYSE, there can be no assurance that an active market for the Capital Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to the Trusts that they intend to make a market in the Capital Securities following the respective Expiration Dates, as permitted by applicable laws and regulations, prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Capital Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in each Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

      Following the respective Expiration Dates, and in accordance with and subject to applicable law, Citicorp may from time to time acquire Related Depositary Shares in the open market, by tender offer, subsequent exchange offer, redemption of the underlying Preferred Stock or otherwise. To the extent that any such acquisition of Depositary Shares causes the number of outstanding Depositary Shares for any Series of Preferred Stock to be less than 100,000, the NYSE may delist such Depositary Shares from the NYSE and the trading market for such outstanding Depositary Shares for such Series of Preferred Stock could be adversely affected. Citicorp's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Citicorp cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. In addition, if an Offer is substantially subscribed, there would be a significant risk that round lot holdings of the Related Depositary Shares outstanding following the Offer would be limited. See "Risk Factors and Special Considerations Relating to the Offers -- Lack of Established Trading Market for Capital Securities" and "-- Reduced Trading Market for Depositary Shares."

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFERS

      Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offers between Citicorp or any of its directors or executive officers, the Trusts or the Trustees and any person with respect to any securities of Citicorp or the Trusts, including the Subordinated Debt Securities, the Preferred Stock, the Depositary Shares and the Capital Securities.

                        FEES AND EXPENSES; TRANSFER TAXES

      The expenses of soliciting tenders of the Depositary Shares will be borne by Citicorp. For compensation to be paid to the Dealer Managers and Soliciting Dealers, see "The Offers -- Dealer Managers; Soliciting Dealers." The total cash expenditures to be incurred in connection with the Offers, other than fees payable to the Dealer Managers and Soliciting Dealers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee and the Delaware Trustee, are estimated to be approximately $ . Citicorp will pay all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to the Offers. If, however, certificates representing Capital Securities or Depositary Receipts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Depositary Receipts pursuant to an Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                        PRICE RANGE OF DEPOSITARY SHARES

      Depositary Shares for each Series of Preferred Stock are listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the

Depositary Shares as reported on the NYSE Composite Tape. For recent closing prices of the Depositary Shares, see the cover page of this Prospectus.

-------------------------------------------------------------------------------------------------------------------------------
                       SERIES 16              SERIES 17             SERIES 20             SERIES 21              SERIES 22
-------------------------------------------------------------------------------------------------------------------------------
                    High       Low         High       Low        High       Low        High       Low         High       Low
-------------------------------------------------------------------------------------------------------------------------------
       1995
-------------------------------------------------------------------------------------------------------------------------------
First Quarter      $24.75    $22.50      $23.13     $21.25     $25.25     $23.13     $25.75     $24.50
-------------------------------------------------------------------------------------------------------------------------------
Second Quarter      26.00     23.63       25.00      22.75      26.25      24.50      26.50      25.13       $25.80     $25.00
-------------------------------------------------------------------------------------------------------------------------------
Third Quarter       26.00     25.00       25.25      23.50      27.00      25.25      26.75      25.63        26.13      25.00
-------------------------------------------------------------------------------------------------------------------------------
Fourth Quarter      26.13     25.13       25.63      24.25      26.63      25.50      27.13      26.13        26.50      25.63
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
       1996
-------------------------------------------------------------------------------------------------------------------------------
First Quarter       26.50     25.13       26.13      24.50      27.25      25.00      27.50      25.84        27.00      25.13
-------------------------------------------------------------------------------------------------------------------------------
Second Quarter      26.00     24.88       25.63      24.13      26.50      24.75      26.88      26.00        26.06      24.75
-------------------------------------------------------------------------------------------------------------------------------
Third Quarter       25.88     25.00       25.13      24.25      26.50      25.00      26.88      26.13        26.13      24.88
-------------------------------------------------------------------------------------------------------------------------------
Fourth Quarter      26.13     25.50       26.00      24.63      27.00      25.88      27.38      26.38        27.00      25.50
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
       1997
-------------------------------------------------------------------------------------------------------------------------------
First Quarter       26.25     25.63       26.13      25.50      27.25      26.38      27.75      26.75        27.25      26.38
-------------------------------------------------------------------------------------------------------------------------------
(through
March 11, 1997)
-------------------------------------------------------------------------------------------------------------------------------

      The issuance dates for the Series of Preferred Stock are as follows: (i) Series 16 Preferred Stock on June 1, 1993, (ii) Series 17 Preferred Stock on September 7, 1993, (iii) Series 20 Preferred Stock on September 29, 1994, (iv) Series 21 Preferred Stock on February 15, 1995 and (v) Series 22 Preferred Stock on May 19, 1995.

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

      The Subordinated Debt Securities to be held as assets of the respective Trusts will be issued under the Base Indenture, as supplemented by a separate Supplemental Indenture for the series of Subordinated Debt Securities issued to each Trust (as so supplemented, each an "Indenture"), between Citicorp and Wilmington Trust Company, as Debt Trustee. The terms of the Subordinated Debt Securities will include those stated in the applicable Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms applies equally to the Subordinated Debt Securities issued to each Trust, does not purport to be com plete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Base Indenture and the form of Supplemental Indenture, each of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indentures are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

      The Subordinated Debt Securities will be unsecured, subordinated obligations of Citicorp under the Indenture. The Subordinated Debt Securities will be issued in multiple series. Citicorp will issue a different series of Subordinated Debt Securities to each Trust. Each series of Subordinated Debt Securities will bear interest at a fixed rate per annum equal to the distribution rate on the Trust Securities issued by the Trust to which such series is issued. The Subordinated Debt Securities held by each Trust will be limited in aggregate principal amount to an amount equal to the sum of the aggregate stated liquidation amounts of the Capital Securities and the Common Securities issued by such Trust. Only one series of Subordinated Debt Securities will be issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust.

      The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on May 15, 2027, unless such maturity is shortened or extended, as described under "-- Option to Shorten or Extend Maturity Date" below.

      Under certain circumstances involving the dissolution of a Trust following the occurrence of a Tax Event or a Regulatory Capital Event, Subordinated Debt Securities held by such Trust may be distributed to the holders of the Trust Securities of such Trust in liquidation thereof. See "Description of the Capital Securities--Tax Event Redemption or Distribution" and --"Regulatory Capital Event Redemption or Distribution".

      The Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $25 and multiples thereof. No service charge will be made for any transfer or exchange of Subordinated Debt Securities, but Citicorp and the Debt Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      If Subordinated Debt Securities are distributed to holders of the related Capital Securities in liquidation of such holders' interests in a Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to the Depositary (as defined herein) or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of Citicorp by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

      The covenants contained in the Indenture would not necessarily afford protection to holders of the Subordinated Debt Securities in the event of a decline in credit quality resulting from takeovers, recapitalization or similar restructurings.

SUBORDINATION

      The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of Citicorp, including all outstanding subordinated debt securities (other than those denominated as its Junior Subordinated Deferrable Interest Debentures) issued by Citicorp. No payment of principal of (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default, unless and until such default shall have been cured or waived or such proceeding shall be terminated. Upon any distribution of assets of Citicorp to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citicorp must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Notwithstanding the foregoing, the holders of Senior Indebtedness shall not be entitled to receive payment of any amounts which would otherwise (but for the subordination provisions of the Indenture) be payable in respect of the Subordinated Debt Securities but for the fact that any such Senior Indebtedness is by its terms subordinated in right of payment to Trade Credit (as defined herein) and, as a result of which subordination, amounts otherwise payable in respect of such Senior Indebtedness are to be paid to holders of Trade Credit.

      The term "Senior Indebtedness" means any obligation of Citicorp to its creditors, whether outstanding or subsequently incurred, except for (w) any other subordinated debt securities issued under the Base Indenture, (x) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Citicorp that is a financing vehicle of Citicorp (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Citicorp pursuant to an instrument that ranks pari passu with, or junior to, the Guarantee, (y) obligations incurred or assumed by Citicorp in the ordinary course of business in connection with the obtaining of materials or services, and all obligations of Citicorp in respect of any guarantees of such obligations of subsidiaries of Citicorp (provided that obligations described in this clause (y) ("Trade Credit") shall not include traveler's checks or other unsubordinated financial instruments) and (z) any other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citicorp.

INTEREST

      Each series of Subordinated Debt Securities will bear interest from the original date of issuance at a rate equal to the distribution rate on the Trust Securities issued by the Trust to which such series of Subordinated Debt Securities is issued, which rate is set forth for each Trust on the cover page hereof. Such interest will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each an "Interest Payment Date"), commencing May 15, 1997, to the persons in whose name such Subordinated Debt Securities are registered, subject to certain


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

exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event any Subordinated Debt Securities distributed to holders of Capital Securities shall not continue to remain in book-entry only form, Citicorp shall have the right to select different record dates, which shall be not less than one nor more than 15 Business Days prior to the Interest Payment Date.

      The series of Subordinated Debt Securities held by a Trust will also accrue additional interest for the period from and including the related Expiration Date of the Trust's Offer to but excluding May 15, 1997 in an amount equal to interest at the respective per annum rates set forth below for each Trust on the principal amount thereof for a period equal to the actual number of days from and including February 15, 1997 to but excluding such Expiration Date, payable on May 15, 1997 to the holders thereof.

                           Citicorp Capital X:       8.00%
                           Citicorp Capital XI:      7.50%
                           Citicorp Capital XII:     8.30%
                           Citicorp Capital XIII:    8.50%
                           Citicorp Capital XIV:     7.75%

No deferral of interest will be permitted with respect to such additional interest. The aggregate amount of such additional interest that is distributable to holders of the Trust's Capital Securities is referred to herein as the "Additional Distribution".

      The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period of less than one month will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

      So long as no Event of Default shall have occurred and be continuing under the applicable Indenture, Citicorp shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest on any series of Subordinated Debt Securities by extending the interest payment period for a period not exceeding 20 consecutive quarterly interest periods from the last interest payment date to which interest on such series was paid in full, at the end of which Extension Period, Citicorp shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for such series of Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, (a) Citicorp shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Citicorp common stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligations of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities) entered into prior to the date of


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

issuance of the Subordinated Debt Securities, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp's capital stock for another class or series of Citicorp capital stock or (iii) the purchase of fractional interests in shares of Citicorp's capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and
(b) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Citicorp that rank pari passu with or junior in right of payment to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, Citicorp may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods or extend beyond the Maturity Date of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof. Citicorp has no present intention of exercising its right to defer payments of interest by extending the interest payment period on any of the Subordinated Debt Securities. If the Institutional Trustee of a Trust is the sole holder of a series of Subordinated Debt Securities, Citicorp shall give the Regular Trustees and the Institutional Trustee of such Trust notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Capital Securities of such Trust are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE or any other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distribution is payable. The Regular Trustees of such Trust shall give notice of Citicorp's selection of such Extension Period to the holders of its Capital Securities. If the Institutional Trustee is not the sole holder of a series of Subordinated Debt Securities, Citicorp shall give the holders of the applicable series of Subordinated Debt Securities notice of its selection of such Extension Period 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Citicorp is required to give notice to any applicable self-regulatory organization or to holders of such Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

      If at any time a Trust or its Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, Citicorp will pay as additional interest ("Additional Interest") on the series of Subordinated Debt Securities held by such Trust such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust or the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

OPTIONAL REDEMPTION

      Citicorp will have the right to redeem any series of Subordinated Debt Securities, in whole or in part, from time to time, on or after May 15, 2002, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event as described under "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the applicable Redemption Percentage (as defined under "Description of the Capital Securities -- Redemption") of the principal amount to be redeemed plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date; provided, however, that a series of Subordinated Debt Securities may not be redeemed in part unless all unpaid interest thereon,


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

including Additional Interest, accrued through the most recent quarterly interest period ending on or prior to the date fixed for redemption shall have been paid. Before effecting any optional redemption, Citicorp will obtain any approvals of regulatory authorities then required by applicable law.

OPTION TO SHORTEN OR EXTEND MATURITY DATE

      Citicorp will have the right at any time to shorten the maturity of any series of Subordinated Debt Securities to a date not earlier than May 15, 2002. The exercise of such right is subject to the obtaining of any required regulatory approvals.

      Citicorp will also have the right to extend the maturity of any series of Subordinated Debt Securities to a date no later than February 15, 2046, so long as at the time such election is made and at the time such extension commences
(i) Citicorp is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Citicorp is not in default in the payment of any interest or principal on such series of Subordinated Debt Securities, (iii) the related Trust is not in arrears on payments of distributions on its Capital Securities and no deferred distributions on the Capital Securities are accumulated and (iv) such series of Subordinated Debt Securities, or, if such Capital Securities are rated, the Capital Securities, are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization. In the event that Citicorp elects to shorten or extend the maturity date of any series of Subordinated Debt Securities, it shall give notice to the Debt Trustee, and the Debt Trustee shall give notice of such shortening or extension to the holders of such Subordinated Debt Securities no more than 60 and no less than 30 days prior to the effectiveness thereof. If the Institutional Trustee of a Trust is the sole holder of a series of Subordinated Debt Securities, the Regular Trustees of such Trust shall give notice of such shortening or extension to the holders of its Capital Securities.

EVENTS OF DEFAULT, WAIVER AND NOTICE

      The Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to a series of Subordinated Debt Securities (an "Indenture Event of Default"):

      (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by Citicorp shall not constitute a default in the payment of interest for this purpose; or

      (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

      (c) default by Citicorp in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

      (d) certain events of bankruptcy, insolvency or reorganization of Citicorp; or

      (e) in the event Subordinated Debt Securities of such series are held by a Trust or a Trustee of such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of


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

Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust.

      The Indenture provides that the Debt Trustee may withhold notice of an Indenture Event of Default to the holders of a series of Subordinated Debt Securities (except a default in payment of principal, interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

      The Indenture provides that, (a) if an Indenture Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Indenture Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of Citicorp shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities and other Junior Subordinated Deferrable Interest Debentures of Citicorp then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities and such Junior Subordinated Deferrable Interest Debentures to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding.

      The holders of a majority in principal amount of the Subordinated Debt Securities of any series affected shall have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of such Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture requires the annual filing by Citicorp with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

      An Indenture Event of Default also constitutes a Declaration Event of Default with respect to a Trust holding the Subordinated Debt Securities to which the Indenture Event of Default relates. The holders of Capital Securities of such Trust in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on a series of Subordinated Debt Securities on the date such interest or principal is otherwise payable, Citicorp acknowledges that a holder of Capital Securities of the Trust holding such series of Subordinated Debt Securities may then institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. Notwithstanding any payments made to such holder of Capital Securities by Citicorp in connection with a Direct Action, Citicorp shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by such Trust or the Institutional Trustee of such Trust, and Citicorp shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on such Capital Securities to the extent of any payments


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

made by Citicorp to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

      If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a Trust as a result of the occurrence of a Tax Event or a Regulatory Capital Event, Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary (as hereinafter defined) or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

      Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the applicable Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

      If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in a Trust, The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book- Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations of Citicorp represented by one or more Global Securities. Citicorp may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

      None of Citicorp, the Trusts, the Institutional Trustee, any paying agent and any other agent of Citicorp, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

      A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Citicorp that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act


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

as such depositary and no successor depositary shall have been appointed, (iii) Citicorp, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

CERTAIN COVENANTS OF CITICORP

      If (i) there shall have occurred any event that would constitute an Indenture Event of Default or (ii) Citicorp shall be in default with respect to its payment of any obligations under a Guarantee, then (a) Citicorp shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of Citicorp common stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligations of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities) entered into prior to the date of issuance of the Subordinated Debt Securities, (y) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (z) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged), and (b) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

      If Citicorp shall have given notice of its election to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) subject to certain limited exceptions, Citicorp shall not declare or pay any dividend on, make any distribu tions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock and (b) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Citicorp which rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

      In the event Subordinated Debt Securities are held by a Trust or a Trustee of such Trust, for so long as Trust Securities of such Trust remain outstanding, Citicorp will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Trust; provided, however, that any permitted successor of Citicorp under the Indenture may succeed to Citicorp's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

      Citicorp shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic or foreign jurisdiction and shall expressly assume the obligations of Citicorp under the Indenture and (b) after giving effect thereto, no Indenture Event of Default shall have occurred and be continuing.

MODIFICATION OF THE INDENTURE

      The Indenture contains provisions permitting Citicorp and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of all series of Subordinated Debt Securities and other securities issued under the Indenture affected by such modification at the time outstanding, to modify the Indenture or the rights of the holders of Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any security, or reduce the principal amount thereof (including in the case of a discounted security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, any series of Subordinated Debt Securities payable in any coin or currency other than that provided in such Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modifi cation without the consent of the holders of each security affected.

DEFEASANCE AND DISCHARGE

      The Indenture provides that Citicorp, at Citicorp's option: (a) will be discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described above under "--Certain Covenants of Citicorp"), in each case if Citicorp deposits, in trust with the Debt Trustee or the Defeasance Agent (as defined in the Indenture), money or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities and if certain other conditions are met. To exercise any such option, Citicorp is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and such holders will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by Citicorp from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.

GOVERNING LAW

      The Indenture and the related Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

      Citicorp or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates.

MISCELLANEOUS

      The Indenture will provide that Citicorp will pay all fees and expenses related to (i) the offering of the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trusts, (iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

      Citicorp will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of Citicorp; provided that, in the event of any such assignment, Citicorp will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                      DESCRIPTION OF THE CAPITAL SECURITIES

      The Capital Securities will be issued pursuant to the terms of the Declaration of the issuing Trust, each of which has been qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee for the Capital Securities under the Declarations for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declarations and those made part of the Declarations by the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities applies equally to the Capital Securities issued by each Trust and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declarations, the Trust Act and the Trust Indenture Act.

GENERAL

      The Declaration of each Trust authorizes the Regular Trustees of each Trust to issue on behalf of such Trust one, and only one, series of Capital Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Capital Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the Trust issuing such Capital Securities or made part of such Declaration by the Trust Indenture Act and which will substantially mirror the terms of the Subordinated Debt Securities held by such Trust .

      In connection with its issuance of Capital Securities, each Trust will issue one series of Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such trust to issue on behalf of such Trust one series of Common Securities having such terms including distribu tions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Capital Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Except in certain limited cir cumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of a Trust. All of the Common Securities of each Trust will be directly or indirectly owned by Citicorp.

      The Declarations do not permit the issuance by the Trusts of any securities other than their respective Trust Securities or the incurrence of any indebtedness by a Trust. Pursuant to the Declarations, the Institutional Trustees will own the Subordinated Debt Securities purchased by each Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by a Trust, and payments upon redemption of the Capital Securities or liquidation of a Trust, are guaranteed by Citicorp to the extent described under "Description of the Guarantees." Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. The Guarantees do not cover payment of distributions when a Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Institutional Trustee of such Trust to enforce the Institutional Trustee's rights under the Subordinated Debt Securities, except in the limited circumstances in which the holder may take Direct Action. See "-- Voting Rights" and "-- Declaration Events of Default." Citicorp's obligations under the Guarantees, taken together with its obligations under the Subordinated Debt Securities, the Indentures and the Declarations, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Capital Securities.

DISTRIBUTIONS

      Distributions on the Capital Securities of a Trust will be fixed at the respective rate per annum set forth on the cover page hereof of the stated liquidation amount of $25 per Capital Security. Distributions in arrears for more than one quarterly period will bear interest thereon at such rate per annum, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the Capital Securities will be cumulative, will accrue from the applicable Expiration Date and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee or its paying agent, except as otherwise described below.

      In addition, holders of the Capital Securities will be entitled to an Additional Distribution at the per annum rates specified below for each Trust for the period from and including February 15, 1997 to but excluding the applicable Expiration Date, in lieu of dividends accumulating from February 15, 1997 on the Series of Preferred Stock underlying their Related Depositary Shares accepted for exchange. Such Additional Distribution will be made on May 15, 1997 to the holders of Capital Securities on the record date for such distribution.

Citicorp Capital X:                 8.00%
Citicorp Capital XI:                7.50%
Citicorp Capital XII:               8.30%
Citicorp Capital XIII:              8.50%
Citicorp Capital XIV:               7.75%

      Citicorp has the right under each Indenture to defer payments of interest on any series of Subordinated Debt Securities by extending the interest payment period from time to time on such Subordinated Debt Securities. If Citicorp were to exercise such right, quarterly distributions on the Capital Securities of the Trust holding such series of Subordinated Debt Securities during any such extended interest payment period would be deferred (though such distributions would continue to accrue with interest, compounded quarterly, because compound interest would continue to accrue on their Subordinated Debt Securities). See "Description of the Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

      Distributions on the Capital Securities of a Trust must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in its Property Account. The Trusts' funds available for distribution to the holders of their Capital Securities will be limited to payments received from Citicorp on their Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by Citicorp to the extent set forth under "Description of the Guarantees."

      Distributions on the Capital Securities of a Trust will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid by or on behalf of the Institutional Trustee, which will hold amounts received in respect of the Subordinated Debt Securities in the Trust's Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Capital Securities do not continue to remain in book-entry only form, the Regular Trustees will have the right to select relevant record dates, which may be more than one Business Day but not more than ten Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (but without any interest or other payment in respect of any such delay).

REDEMPTION

      Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or redemption will simultaneously be applied to redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of any redemption.

      The Company has the right to redeem the Subordinated Debt Securities, in whole or in part, at any time on or after May 15, 2002, and earlier, in certain circumstances, if a Tax Event or a Regulatory Capital Event shall have occurred and be continuing. The "Redemption Price" for the Capital Securities, in the case of any such redemption, will equal the applicable Redemption Percentage (as described below) of the stated liquidation amount of $25 per Capital Security, plus accrued distributions to but excluding the date fixed for redemption.

      The Redemption Percentage will be 100% for any redemption on or after May 15, 2002.

      In the case of a redemption following a Tax Event or Regulatory Capital Event prior to May 15, 2002, the respective Redemption Percentages for the Capital Securities of the Trusts will equal the applicable percentage set out in the following table if the redemption date occurs in the three-month period beginning on and including a particular Interest Payment Date and ending on and including the day preceding the immediately following Interest Payment Date indicated below.

                             REDEMPTION PERCENTAGES

                         CITICORP          CITICORP         CITICORP          CITICORP         CITICORP
PERIOD                   CAPITAL X         CAPITAL XI       CAPITAL XII       CAPITAL XIII     CAPITAL XIV
-------------------      ---------         ----------       -----------       ------------     -----------
February 15, 1997                %                 %                %                 %                %
May  15, 1997
August 15, 1997
November 15, 1997
February 15, 1998
May 15, 1998
August 15, 1998
November 15, 1998
February 15, 1999
May 15, 1999
August 15, 1999
November 15, 1999
February 15, 2000
May 15, 2000
August 15, 2000
November 15, 2000
February 15, 2001
May 15, 2001
August 15, 2001
November 15, 2001
February 15, 2002
May 15, 2002

TAX EVENT REDEMPTION OR DISTRIBUTION

      "Tax Event" means that the Regular Trustees shall have received an opinion (a "Dissolution Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters ("Tax Counsel") to the effect that, as a result of
(a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or
(b) any amendment to, clarification of or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) a Trust would be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debt Securities, (ii) interest payable to a Trust on any Subordinated Debt Securities would not be deductible by Citicorp for United States federal income tax purposes or (iii) a Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, provided that any such change, clarification or amendment becomes effective on or after the date of this Prospectus.

      If, at any time prior to May 15, 2002, a Tax Event shall occur and be continuing, Citicorp may cause any Trust to be dissolved, with the result that after satisfaction of liabilities to creditors, if any, Subordinated Debt Securities held by such Trust with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities of such Trust, would be distributed to the holders of such Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of Tax Counsel (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Subordinated Debt Securities and (ii) Citicorp being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Citicorp or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees, (i) Citicorp has received an opinion (a "Redemption Tax Opinion") of Tax Counsel that, as a result of a Tax Event, there is more than an insubstantial risk that Citicorp would be precluded from deducting the interest on any series of Subordinated Debt Securities for United States federal income tax purposes, even after the Subordinated Debt Securities were distributed to the holders of the related Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such Tax Counsel that it cannot deliver a No Recognition Opinion to the Trust, Citicorp shall have the right, within 90 days following the occurrence of such Tax Event, to redeem any series of Subordinated Debt Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, for cash, with the result that, following such redemption, the Trust Securities of the affected Trust having an aggregate liquidation amount equal to the principal amount of the Subordinated Debt Securities so redeemed will be redeemed by such Trust at the Redemption Price; provided, however, that if at the time there is available to Citicorp or such Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on such Trust, Citicorp or the holders of the related Trust Securities, then Citicorp or such Trust will pursue such measure in lieu of redemption of the Subordinated Debt Securities.

      In the event a Tax Event in respect of the Capital Securities has occurred and is continuing and Citicorp does not (i) redeem all of the related Subordinated Debt Securities and thereby cause a mandatory redemption of such Capital Securities as described above or (ii) cause the Trust to be dissolved and cause such Subordinated Debt Securities to be distributed in liquidation thereof as described above, some or all of the Capital Securities of such Trust will remain outstanding and Additional Interest (as defined herein) may be payable on the related Subordinated Debt Securities.

REGULATORY CAPITAL EVENT REDEMPTION OR DISTRIBUTION

      "Regulatory Capital Event" means a determination by Citicorp, based on an opinion of counsel experienced in such matters (who may be an employee of Citicorp or any of its affiliates), that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this Prospectus, there is more than an insubstantial risk that any of the Capital Securities will no longer constitute Tier 1 capital of Citicorp (or its equivalent) for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as Citicorp's primary federal banking regulator.

      If, at any time prior to May 15, 2002, a Regulatory Capital Event shall occur and be continuing, Citicorp may (i) cause any Trust to be dissolved, with the result that after satisfaction of liabilities to creditors, if any, Subordinated Debt Securities held by such Trust with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities of such Trust, would be distributed to the holders of such Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Regulatory Capital Event or (ii) within 90 days following the occurrence of such Regulatory Capital Event, redeem the Subordinated Debt Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, for cash, with the result that, following such redemption, the Capital Securities of the Trust holding the redeemed Subordinated Debt Securities will be redeemed by such Trust at the applicable Redemption Price; provided, however, that if at the time there is available to Citicorp or the Trust the opportunity to eliminate, within such 90-day period, the Regulatory Capital Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Citicorp or the holders of the Trust Securities of such Trust, then Citicorp or the Trust will pursue such measure in lieu of distribution or redemption of the related Subordinated Debt Securities.

DISTRIBUTION OF SUBORDINATED DEBT SECURITIES

      After the date for any distribution of Subordinated Debt Securities upon dissolution of a Trust, (i) the Capital Securities of such Trust will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of such Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Capital Securities of such Trust not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Capital Securities until such certificates are presented to Citicorp or its agent for transfer or reissuance.

REDEMPTION PROCEDURES

      A Trust may not redeem fewer than all of its outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all such Capital Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

      If a Trust gives a notice of redemption in respect of its Capital Securities (which notice will be irrevocable), then, by noon, New York City time, on the redemption date, provided that Citicorp has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities held by such Trust, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities to be redeemed. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price (but without interest) on or after such redemption date, except as described below. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid, either by the Trust or by Citicorp pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

      In the event that fewer than all of the outstanding Capital Securities of a Trust are to be redeemed, the Capital Securities will be redeemed as described below under "-- Book-Entry Only Issuance -- The Depository Trust Company."

      Subject to the foregoing, applicable law (including, without limitation, United States federal securities laws), and any other applicable restrictions, Citicorp or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

      In the event of any voluntary or involuntary liquidation, dissolution, winding-up of such Trust or termination of a Trust (each a "Liquidation"), the then holders of the Trust Securities of such Trust will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities have been distributed on a pro rata basis to the holders of such Trust Securities.

      If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holders of the Common Securities of the Trust will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing under the Declaration for such Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

      Pursuant to the Declarations, each Trust shall dissolve (i) on May 15, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of Citicorp, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Citicorp, the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file a certificate of cancellation with respect to the Trust or the revocation of the charter of Citicorp and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the occurrence of a Tax Event or a Regulatory Capital Event and the distribution of the Subordinated Debt Securities to the holders of Trust Securities in exchange for all Trust Securities of the Trust, (v) upon the entry of a decree of a judicial dissolution of Citicorp (or an affiliate that is a subsequent holder of the Common Securities) or the Trust or (vi) upon the redemption of all the Trust Securities of such Trust. Pursuant to the Declarations, as soon as practicable after the dissolution of a Trust and upon completion of the winding up of such Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

DECLARATION EVENTS OF DEFAULT

      An Indenture Event of Default constitutes an event of default under the Declaration of the Trust holding Subordinated Debt Securities of the series to which the Indenture Event of Default relates (a "Declaration Event of Default"); provided that pursuant to each Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities of the Trust have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities of a Trust have been so cured, waived, or otherwise eliminated, the Institutional Trustee of the Trust will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a holder of Capital Securities of the Trust has made a written request, such holder of record of Capital Securities may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities held by such Trust without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing with respect to a Trust and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities held by the Trust on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the related Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. Citicorp and the Trusts are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declarations.

VOTING RIGHTS

      Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantees -- Modification of the Guarantees; Assignment", and as otherwise required by law and the Declarations, the holders of the Capital Securities will have no voting rights.

      Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities of a Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee of such Trust, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration of such Trust including the right to direct the Institutional Trustee, as holder of the Subordinated Debt Securities issued to the Trust, to (i) exercise the remedies available to it under the applicable Indenture as a holder of the Subordinated Debt Securities,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, only the holders of at least a percentage equivalent to such Super-Majority in aggregate liquidation amount of the Capital Securities of such Trust may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Trust's Capital Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debt Securities held by the Trust. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         In the event the consent of the Institutional Trustee of a Trust, as the holder of Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities of such Trust voting together as a single class; provided, however, that (i) where the taking of any such action under the Indenture would require the consent of a Super- Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities of such Trust which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding and (ii) where the taking of such action would require the consent of every holder of Subordinated Debt Securities, the consent of all holders of Trust Securities of such Trust shall be required. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Capital Securities of a Trust may be given at a separate meeting of holders of such Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities of the Trust or pursuant to written consent. The Regular Trustees of a Trust will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for a Trust to redeem and cancel Capital Securities or distribute Subordinated Debt Securities in accordance with its Declaration.

         Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by Citicorp or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citicorp, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding, unless all of the Capital Securities of the Trust are owned by Citicorp or any such entity.

         The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

         Holders of the Capital Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Citicorp as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATIONS

          Each Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee) of the applicable Trust, subject to certain conditions, provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities of the Trust, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities of the Trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities of the Trust affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities of the Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class.

         Notwithstanding the foregoing, no amendment or modification may be made to a Declaration of a Trust if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

         A Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. A Trust may, with the consent of its Regular Trustees and without the consent of the holders of its Trust Securities or its Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Common Securities and Capital Securities, respectively, rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Citicorp expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities are listed quoted, or any Successor Securities will be so upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities of the Trust (including any Successor Securities) to be downgraded by any nationally recognized statistical rating


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

organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities of the Trust (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Citicorp has received an opinion of counsel to the Trust to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities of the Trust (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust or successor entity will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) Citicorp guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantees and the Common Securities Guarantees (as defined herein). Notwithstanding the foregoing, a Trust shall not, except with the consent of holders of 100 percent in liquidation amount of its Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

      DTC will act as Depositary for the Capital Securities. The Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Securities certificates ("Global Certificates"), representing the total aggregate number of Capital Securities of each Trust, will be issued and will be deposited with DTC.

      The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in securities represented by a global certificate deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

      Purchases of Capital Securities within the DTC system must be made by or through Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual beneficial owner of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive


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

written confirmation from DTC of their acquisition of Capital Securities, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners acquired Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

         To facilitate subsequent transfers, all Capital Securites deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declarations and the Capital Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declarations.

         DTC has advised Citicorp that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities of a Trust are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

         Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Capital Securities of such Trust are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trusts or Citicorp, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such


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

payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

      Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Citicorp, the Trusts nor the Trustees will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Capital Securities of any Trust at any time by giving notice to such Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates are required to be printed and delivered. Additionally, any Trust (with the consent of Citicorp) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Capital Securities of such Trust will be printed and delivered.

PAYMENTS AND PAYING AGENCY

      Payments in respect of the Capital Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates, provided that, in the case of certificated Capital Securities, such payments will be made by check mailed to the address of the holder entitled thereto at its registered address. The paying agent will initially be Citibank, N.A. The paying agent will be permitted to resign upon 30 days' written notice to the Institutional Trustee. In the event that Citibank, N.A. shall no longer be the paying agent, the Institutional Trustee will appoint a successor to act as paying agent (which shall be a bank or trust company).

REGISTRAR AND TRANSFER AGENT

      Citibank, N.A. will act as registrar and transfer agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust issuing such Capital Securities, but upon payment (with the giving of such indemnity as the Trust or the Company may reasonably require) in respect of any tax or other government charges which may be imposed in relation to it. A Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

      The Institutional Trustee of each Trust, prior to the occurrence of a default with respect to such Trust and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the applicable Declaration and, after a default of which it has knowledge, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the applicable Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantees and the Indentures.


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

GOVERNING LAW

      The Declarations and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

      The Regular Trustees are authorized and directed to operate each Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Citicorp intends to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of Citicorp for United States federal income tax purposes. In this connection, Citicorp and the Regular Trustees may take any action, not inconsistent with applicable law, the certificate of trust of each Trust, the Declarations or the certificate of incorporation of Citicorp, that each of Citicorp and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

      Holders of the Capital Securities have no preemptive rights.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST CAPITAL SECURITIES

      If a Declaration Event of Default under the Declaration of a Trust occurs and is continuing, then the holders of Capital Securities of such Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against Citicorp. In addition, the holders of a majority in liquidation amount of the Capital Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Sub ordinated Debt Securities, a holder of Capital Securities of such Trust may institute a legal proceeding directly against Citicorp to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the series of Subordinated Debt Securities held by the relevant Trust on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Capital Securities of such Trust may institute a Direct Action for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the applicable Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action.

                          DESCRIPTION OF THE GUARANTEES

      Set forth below is a summary of information concerning the Guarantees which will be executed and delivered by Citicorp for the benefit of the holders from time to time of Capital Securities. One Guarantee will be executed for the benefit of the holders of Capital Securities of each Trust. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington


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Trust Company will act as indenture trustee under each Guarantee for purposes of the Trust Indenture Act (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary of the material terms of the Guarantees applies equally to the Guarantee for each Trust, does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the applicable Trust.

GENERAL

      Pursuant to each Guarantee, Citicorp will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities issued by a Trust, the Guarantee Payments (as defined below) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Capital Securities issued by a Trust to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Capital Securities, to the extent such Trust shall have funds available therefor; (ii) the Redemption Price, including all accrued and unpaid distributions to the date of payment, to the extent such Trust has funds available therefor with respect to any Capital Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in con nection with the distribution of Subordinated Debt Securities to the holders of Capital Securities or the redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent such Trust has funds available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Capital Securities in liquidation of such Trust. The redemption price and liquidation amount will be fixed at the time the Capital Securities are issued. Citicorp's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Citicorp to the holders of Capital Securities or by causing the applicable Trust to pay such amounts to such holders.

      Each Guarantee will not apply to any payment of distributions except to the extent the applicable Trust shall have funds available therefor. If Citicorp does not make interest payments on the Subordinated Debt Securities purchased by a Trust, such Trust will not pay distributions on the Capital Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants of Citicorp." The Guarantees, when taken together with Citicorp's obligations under the Subordinated Debt Securities, the Indentures and the Declarations, including its obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Capital Securities.

      Citicorp has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trusts with respect to the Common Securities (the "Common Securities Guaran tees") to the same extent as the Guarantees, except that upon an Event of Default under the Indenture, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF CITICORP


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

      In each Guarantee, Citicorp will covenant that, so long as any Capital Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Declaration of such Trust, then (a) Citicorp shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligations of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities issued to the related Trust) entered into prior to the date of issuance of the Subordinated Debt Securities, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (iii) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and (b) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Citicorp which rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

      Except with respect to any changes which do not adversely affect the rights of holders of Capital Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities issued by the applicable Trust. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities of the applicable Trust then outstanding.

TERMINATION

      Each Guarantee will terminate as to the Capital Securities issued by the applicable Trust (a) upon full payment of the Redemption Price of all Capital Securities of such Trust, (b) upon distribu tion of the Subordinated Debt Securities held by such Trust to the holders of the Capital Securities of such Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the applicable Trust must restore payment of any sums paid under such Capital Securities or such Guarantee.

EVENTS OF DEFAULT

      An event of default under a Guarantee will occur upon the failure of Citicorp to perform any of its payment or other obligations thereunder.

      The holders of a majority in liquidation amount of the Capital Securities relating to such Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Capital Securities relating to such Guarantee may insti tute a legal proceeding directly against Citicorp to enforce the Guarantee Trustee's rights under such Guarantee, without first instituting a legal proceeding against the relevant Trust, the Guarantee


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Trustee or any other person or entity. Notwithstanding the foregoing, if
Citicorp has failed to make a guarantee payment, a holder of Capital Securities may directly institute a proceeding against Citicorp for enforcement of the Guarantee for such payment. Citicorp waives any right or remedy to require that any action be brought first against a Trust or any other person or entity before proceeding directly against Citicorp.

STATUS OF THE GUARANTEES

      The Guarantees will constitute unsecured obligations of Citicorp and will rank (i) subordinate and junior in right of payment to all other liabilities of Citicorp, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Citicorp and with any guarantee now or hereafter entered into by Citicorp in respect of any preferred or preference stock of any affiliate of Citicorp, and (iii) senior to Citicorp's common stock. The terms of the Capital Securities provide that each holder of Capital Securities issued by the applicable Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

      The Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, un dertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred there by.

      Citicorp or its affiliates maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates.

GOVERNING LAW

      The Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                         EFFECT OF OBLIGATIONS UNDER THE
                 SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

      As set forth in the Declaration, the sole purpose of each of the Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Trusts, and to hold one series of the Subordinated Debt Securities.

      As long as payments of interest and other payments are made when due on the Subordinated Debt Securities issued to a Trust, such payments will be sufficient to cover all other distributions and payments due on the Trust Securities of such Trust because of the following factors: (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the


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

aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and the interest and other payment dates on such Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Citicorp shall pay all, and the applicable Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable Trust (other than with respect to the Trust Securities); and (iv) each Declaration further provides that the Regular Trustees shall, and shall not cause or permit the applicable Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable Trust.

      Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by Citicorp as and to the extent set forth under "Description of the Guarantees." If Citicorp does not make interest pay ments on the Subordinated Debt Securities held by the applicable Trust, it is expected that the applicable Trust will not have sufficient funds to pay distributions on its Capital Securities. The Guarantees do not apply to any payment of distributions unless and until the applicable Trust has sufficient funds for the payment of such distributions. The Guarantees cover the payment of distributions and other payments on the Capital Securities only if and to the extent that Citicorp has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Trust as its sole asset. The Guarantees, when taken together with Citicorp's obligations under the Subordinated Debt Securities and the Indentures and its obligations under the Declarations, including its obligations to pay costs, expenses, debts and liabilities of the Trusts (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by Citicorp of amounts payable on the Capital Securities.

      If Citicorp fails to make interest or other payments on any series of Subordinated Debt Secu rities when due (taking account of any Extension Period), or if any other Indenture Event of Default occurs, the Declarations provide a mechanism whereby the holders of the Capital Securities of a Trust, using the procedures described in "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights", may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities held by such Trust. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Capital Securities of such Trust may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attrib utable to the failure of Citicorp to pay interest or principal on Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Capital Securities of a Trust holding such Subordinated Debt Securities may institute a Direct Action for payment on or after the respective due date specified in such Subordinat ed Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. Citicorp, under each Guarantee, acknowledges that the Guarantee Trustee shall enforce each Guarantee on behalf of the holders of the Capital Securities. If Citicorp fails to make payments under a Guarantee, the Guarantee provides a mechanism whereby the holders of the related Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Capital Securities may institute a legal proceeding directly against Citicorp to enforce the Guarantee Trustee's rights under the applicable Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee, or any other person or entity.


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

            DESCRIPTION OF THE PREFERRED STOCK AND DEPOSITARY SHARES

PREFERRED STOCK

      The following description of the particular terms of the shares of each Series of Preferred Stock subject to the Offers supplements the description of the general terms and provisions of such Preferred Stock set forth below under "--General Terms and Provisions," to which description reference is hereby made.

SERIES 16 PREFERRED STOCK

      The Series 16 Preferred Stock is a single series consisting of 1,300,000 shares. The holders of Series 16 Preferred Stock have no preemptive rights.

      The Series 16 Preferred Stock ranks on a parity as to payment of dividends (except with respect to the cumulation thereof) and distribution of assets upon dissolution, liquidation or winding up of Citicorp with each other outstanding series of preferred stock issued by Citicorp. The Series 16 Preferred Stock, together with each other series of preferred stock, ranks prior to the Common Stock of Citicorp as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Citicorp.

      The Series 16 Preferred Stock is not convertible into shares of Common Stock of Citicorp and is not subject to any sinking fund or other obligation of Citicorp to repurchase the Series 16 Preferred Stock.

DIVIDENDS

      Holders of shares of Series 16 Preferred Stock are entitled to receive, as, if and when declared by the Board of Directors of Citicorp out of assets of Citicorp legally available for payment, noncumulative cash dividends at the annual rate of $20.00 per share (equivalent to $2.00 per Depositary Share). Dividends on the Series 16 Preferred Stock are payable quarterly, as, if and when declared by the Board of Directors of Citicorp, on February 15, May 15, August 15, and November 15 of each year at such annual rate.

      The right of the holders of the Series 16 Preferred Stock to receive dividends is noncumulative. Accordingly, if the Board of Directors of Citicorp fails to declare a dividend on the Series 16 Preferred Stock for any dividend period, Citicorp will have no obligation to pay a dividend for such period, whether or not dividends on the Series 16 Preferred Stock are declared for any future dividend period.

REDEMPTION

      The Series 16 Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Prior to June 1, 1998, the Series 16 Preferred Stock is not redeemable, except under certain limited circumstances as described below under "--- General Terms and Provisions -- Redemption." On or after such date, shares of Series 16 Preferred Stock will be redeemable, in whole or in part, at the option of Citicorp, at any time and from time to time, upon not less than thirty nor more than sixty days' notice, at $250 per share of Series 16 Preferred Stock (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to the date fixed for redemption.

      Holders of Series 16 Preferred Stock will have no right to require redemption of the Series 16 Preferred Stock.

SERIES 17 PREFERRED STOCK

      The Series 17 Preferred Stock is a single series consisting of 1,400,000 shares. The holders of Series 17 Preferred Stock have no preemptive rights.

      The Series 17 Preferred Stock ranks on a parity as to payment of dividends (except with respect to the cumulation thereof) and distribution of assets upon dissolution, liquidation or winding up of Citicorp with each other outstanding series of preferred stock issued by Citicorp. The Series 17 Preferred Stock, together with each other series of preferred stock, ranks prior to the Common Stock of Citicorp as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Citicorp.

      The Series 17 Preferred Stock is not convertible into shares of Common Stock of Citicorp and is not subject to any sinking fund or other obligation of Citicorp to repurchase the Series 17 Preferred Stock.

DIVIDENDS

      Holders of shares of Series 17 Preferred Stock are entitled to receive, as, if and when declared by the Board of Directors of Citicorp or the Stock Committee thereof out of assets of Citicorp legally available for payment, noncumulative cash dividends at the annual rate of $18.75 per share (equivalent to $1.875 per Depositary Share). Dividends on the Series 17 Preferred Stock are payable quarterly, as, if and when declared by the Board of Directors of Citicorp, on February 15, May 15, August 15, and November 15 of each year at such annual rate.

      The right of the holders of the Series 17 Preferred Stock to receive dividends is noncumulative. Accordingly, if the Board of Directors of Citicorp fails to declare a dividend on the Series 17 Preferred Stock for any dividend period, Citicorp will have no obligation to pay a dividend for such period, whether or not dividends on the Series 17 Preferred Stock are declared for any future dividend period.

REDEMPTION

      The Series 17 Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Prior to September 1, 1998, the Series 17 Preferred Stock is not redeemable, except under certain limited circumstances as described below under "--- General Terms and Provisions ---Redemption". On or after such date, shares of Series 17 Preferred Stock will be redeemable, in whole or in part, at the option of Citicorp, at any time and from time to time, upon not less than thirty nor more than sixty days' notice, at $250 per share of Series 17 Preferred Stock (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to the date fixed for redemption.

      Holders of Series 17 Preferred Stock will have no right to require redemption of the Series 17 Preferred Stock.

SERIES 20 PREFERRED STOCK


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

      The Series 20 Preferred Stock is a single series consisting of 500,000 shares. The holders of Series 20 Preferred Stock have no preemptive rights.

      The Series 20 Preferred Stock ranks on a parity as to payment of dividends (except with respect to the cumulation thereof) and distribution of assets upon dissolution, liquidation or winding up of Citicorp with each other outstanding series of preferred stock issued by Citicorp. The Series 20 Preferred Stock, together with each other series of preferred stock, ranks prior to the Common Stock of Citicorp as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Citicorp.

      The Series 20 Preferred Stock is not convertible into shares of Common Stock of Citicorp and is not subject to any sinking fund or other obligation of Citicorp to repurchase the Series 20 Preferred Stock.

DIVIDENDS

      Holders of shares of Series 20 Preferred Stock are entitled to receive as, if and when declared by the Board of Directors of Citicorp or the Stock Committee thereof out of assets of Citicorp legally available for payment, noncumulative cash dividends at the annual rate of $20.75 per share (equivalent to $2.075 per Depositary Share). Dividends on the Series 20 Preferred Stock are payable quarterly, as, if and when declared by the Board of Directors of Citicorp or the Stock Committee thereof on February 15, May 15, August 15 and November 15 of each year at such annual rate.

      The right of the holders of the Series 20 Preferred Stock to receive dividends is noncumulative. Accordingly, if the Board of Directors or Stock Committee of Citicorp fails to declare a dividend on the Series 20 Preferred Stock for any dividend period, Citicorp will have no obligation to pay a dividend for such period, whether or not dividends on the Series 20 Preferred Stock are declared for any future dividend period.

REDEMPTION

      The Series 20 Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Prior to November 15, 1999, the Series 20 Preferred Stock is not redeemable, except under certain limited circumstances as described below under "-- General Terms and Provisions -- Redemption". On or after such date, shares of Series 20 Preferred Stock will be redeemable, in whole or in part, at the option of Citicorp, at any time and from time to time, upon not less than thirty nor more than sixty days' notice, at $250 per share of Series 20 Preferred Stock (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to the date fixed for redemption.

      Holders of Series 20 Preferred Stock will have no right to require redemption of the Series 20 Preferred Stock.

SERIES 21 PREFERRED STOCK

      The Series 21 Preferred Stock is a single series consisting of 600,000 shares. The holders of Series 21 Preferred Stock have no preemptive rights.


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

      The Series 21 Preferred Stock ranks on a parity as to payment of dividends (except with respect to the cumulation thereof) and distribution of assets upon dissolution, liquidation or winding up of Citicorp with each other outstanding series of preferred stock issued by Citicorp. The Series 21 Preferred Stock, together with each other series of preferred stock, ranks prior to the Common Stock of Citicorp as the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Citicorp.

      The Series 21 Preferred Stock is not convertible into shares of Common Stock of Citicorp and is not subject to any sinking fund or other obligation of Citicorp to repurchase the Series 21 Preferred Stock.

DIVIDENDS

      Holders of shares of Series 21 Preferred Stock are entitled to receive, as, if and when declared by the Board of Directors of Citicorp or the Stock Committee thereof out of assets of Citicorp legally available for payment, noncumulative cash dividends at the annual rate of $21.25 per share (equivalent to $2.125 per Depositary Share). Dividends on the Series 21 Preferred Stock are payable quarterly, as, if and when declared by the Board of Directors of Citicorp, on February 15, May 15, August 15, and November 15 of each year at such annual rate.

      The right of the holders of the Series 21 Preferred Stock to receive dividends is noncumulative. Accordingly, if the Board of Directors or the Stock Committee of Citicorp fails to declare a dividend on the Series 21 Preferred Stock for any dividend period, Citicorp will have no obligation to pay a dividend for such period, whether or not dividends on the Series 21 Preferred Stock are declared for any future dividend period.

REDEMPTION

      The Series 21 Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Prior to February 15, 2000, the Series 21 Preferred Stock is not redeemable, except under certain limited circumstances as described below under "--- General Terms and Provisions -- Redemption." On or after such date, shares of Series 21 Preferred Stock will be redeemable, in whole or in part, at the option of Citicorp, at any time and from time to time, upon not less than thirty nor more than sixty days' notice, at $250 per share of Series 21 Preferred Stock (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to the date fixed for redemption.

      Holders of Series 21 Preferred Stock will have no right to require redemption of the Series 21 Preferred Stock.

SERIES 22 PREFERRED STOCK

      The Series 22 Preferred Stock is a single series consisting of 500,000 shares. The holders of Series 22 Preferred Stock have no preemptive rights.

      The Series 22 Preferred Stock ranks on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Citicorp with each other outstanding series of preferred stock issued by Citicorp. The Series 22 Preferred Stock, together with each other series


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

of preferred stock, ranks prior to the Common Stock of Citicorp as the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Citicorp.

      The Series 22 Preferred Stock is not convertible into shares of Common Stock of Citicorp and is not subject to any sinking fund or other obligation of Citicorp to repurchase the Series 22 Preferred Stock.

DIVIDENDS

      Holders of shares of Series 22 Preferred Stock are entitled to receive, as, if and when declared by the Board of Directors of Citicorp or the Stock Committee out of assets of Citicorp legally available for payment, cumulative cash dividends at the annual rate of $19.375 per share (equivalent to $1.9375 per Depositary Share). Dividends on the Series 22 Preferred Stock are payable quarterly, as, if and when declared by the Board of Directors of Citicorp or the Stock Committee thereof on February 15, May 15, August 15, and November 15 of each year at such annual rate. The right of the holders of the Series 22 Preferred Stock to receive dividends is cumulative.

REDEMPTION

      The Series 22 Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Prior to May 15, 2000 the Series 22 Preferred Stock is not redeemable, except under certain limited circumstances as described below under "--- General Terms and Provisions -- Redemption". On or after such date, shares of Series 22 Preferred Stock will be redeemable, in whole or in part, at the option of Citicorp, at any time and from time to time, upon not less than thirty nor more than sixty days' notice, at $250 per share of Series 22 Preferred Stock (equivalent to $25 per Depositary Share), plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

      Holders of Series 22 Preferred Stock will have no right to require redemption of the Series 22 Preferred Stock.

GENERAL TERMS AND PROVISIONS

      The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock of the Series described above.

      Under existing interpretations of the Federal Reserve Board and the Office of Thrift Supervision, if the holders of the Preferred Stock become entitled to vote for the election of directors because dividends on the Preferred Stock are in arrears as described under "Voting Rights" below, the preferred stock of Citicorp entitled to vote as a class for the election of directors (the "Voting Preferred Stock") may then be deemed a "class of voting securities" and a holder of 25% or more of the Voting Preferred Stock (or a holder of 5% or more of the Voting Preferred Stock that otherwise exercises a "controlling influence" over Citicorp) may then be subject to regulation as a "bank holding company" in accordance with the Bank Holding Company Act of 1956, as amended, and a holder of 25% or more of the Voting Preferred Stock (or a holder of 10% or more of the Voting Preferred Stock that otherwise possesses certain "control factors" with respect to Citicorp) may then be subject to regulation as a "savings and loan holding company" in accordance with the Home Owners' Loan Act of 1933, as amended. In addition, at such time, (i) any bank holding company or foreign bank which is treated as a bank holding company would be required to obtain the approval of the Federal


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

Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain 5% or more of the Voting Preferred Stock; (ii) any person other than a bank holding company may be required to obtain the approval of the FRB and the Office of Thrift Supervision under the Change in Bank Control Act to acquire or retain 10% or more of the Voting Preferred Stock; and (iii) any savings and loan holding company generally could not retain in excess of 5% of the Voting Preferred Stock.

DIVIDENDS

      Holders of a Series of shares of the Preferred Stock are entitled to receive, as, if and when declared by the Board of Directors or the Stock Committee out of assets of Citicorp legally available for payment, cash dividends at the applicable rate for such Series. Dividends on the Preferred Stock may be cumulative ("Cumulative Preferred Stock") or noncumulative ("Noncumulative Preferred Stock"). Dividends on the Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified for such Series. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the Preferred Stock (unless otherwise provided in the Prospectus Supplement) will be paid on the immediately succeeding business day, without interest. A dividend period with respect to a dividend payment date is the period commencing on the immediately preceding dividend payment date and ending on the day immediately prior to the next succeeding dividend payment date. If the Board of Directors or the Stock Committee fails to declare or pay a dividend on any series of Noncumulative Preferred Stock for any dividend period, Citicorp shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period. Dividends on the Preferred Stock will be payable in arrears to holders of record as they appear on the stock register of Citicorp on such record dates, not more than thirty nor less than fifteen days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Stock Committee. No full dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless full dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of such full cumulative dividends (in the case of a series of Cumulative Preferred Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock). When dividends are not paid in full upon such series of Preferred Stock (whether Cumulative Preferred Stock or Noncumulative Preferred Stock), and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid or set apart for payment for all past dividend periods, in the case of a series of Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of a series of Noncumulative Preferred Stock, and Citicorp is not in default with respect to any redemption of shares of Preferred Stock announced by Citicorp as described under "--Redemption" below, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of Citicorp or another stock of


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

Citicorp ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of Citicorp or upon any other stock of Citicorp ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of Citicorp nor any other stock of Citicorp ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Citicorp (except by conversion into or exchange for stock of Citicorp ranking junior to the Preferred Stock as to dividends and upon liquidation). The amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and, for any period of less than one month (other than the initial period), the actual number of days elapsed in such period.

LIQUIDATION PREFERENCE

      Upon any liquidation, dissolution or winding up of Citicorp, whether voluntary or involuntary, the holders of the Preferred Stock will have preference and priority over the Common Stock of Citicorp, or any other class of stock of Citicorp ranking on liquidation, dissolution or winding up junior to the Preferred Stock, for payments out of or distribution of the assets of Citicorp or proceeds thereof, whether from capital or surplus, of the amount per share equal to $250 plus all dividends (whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of Citicorp, the assets of Citicorp or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth above, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up on a parity with the Preferred Stock, then such assets or proceeds thereof will be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of Citicorp with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of Citicorp.

REDEMPTION

      Citicorp may, at its option, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem one or more Series of Preferred Stock in whole or part at the redemption prices and on the dates set forth above for the related Series of Preferred Stock.

      If less than all outstanding shares of a Series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or the Stock Committee or by any other method which may be determined by the Board of Directors or the Stock Committee to be equitable. From and after the redemption date (unless default shall be made by Citicorp in providing money for the payment of the redemption price, together with accrued and unpaid dividends thereon (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) to the date fixed for redemption), dividends shall cease to accrue on the shares of such series of Preferred Stock called


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

for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

      In addition, Citicorp, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, out of funds legally available therefor, if the holders of such shares would be entitled to vote upon or consent to a merger or consolidation of Citicorp under the circumstances described under "--Voting Rights" below and all of the following conditions have been satisfied: (i) Citicorp shall have requested the vote or consent of the holders of such shares to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent Citicorp will have the option to redeem such shares, (ii) Citicorp shall have not received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such request and
(iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid at a redemption price per share of the Preferred Stock set forth above, plus accrued and unpaid dividends thereon (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) to the date fixed for redemption.

VOTING RIGHTS

      Holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

      Whenever dividends on the Preferred Stock shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of outstanding shares of the Preferred Stock (voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue, in the case of any series of Cumulative Preferred Stock, until all past dividends accumulated on shares of Cumulative Preferred Stock shall have been paid in full and, in the case of any series of Noncumulative Preferred Stock, until all dividends on shares of Noncumulative Preferred Stock shall have been paid in full for at least one year. Upon payment in full of such dividends such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Preferred Stock) will vote as a class, and each holder of shares of the Preferred Stock will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In the event the holders of shares of the Preferred Stock are entitled to vote as described in this paragraph, the Board of Directors will automatically be increased by two directors, and the holders of such preferred stock will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

         Upon termination of the right of the holders of the Preferred Stock to vote for directors as discussed in the prior paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. Whenever the term of office of the directors elected by such


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

holders ends and the related special voting rights expire, the number of directors will automatically be decreased to such number as would otherwise prevail.

      So long as any shares of Preferred Stock remain outstanding, Citicorp will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of Citicorp's Restated Certificate of Incorporation, as amended, or of the resolutions contained in the Certificates of Designations of the Preferred Stock designating such Preferred Stock and the powers, preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions will not apply if all outstanding shares of Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

DEPOSITARY SHARES

GENERAL

      Depositary Shares represent fractional shares of Preferred Stock, rather than full shares of Preferred Stock. Citicorp has issued receipts ("Depositary Receipts") for Depositary Shares, each of which represent a fraction (i.e., one-tenth) of a share of a particular series of Preferred Stock as described below.

      The shares of each Series of Preferred Stock represented by Depositary Shares were deposited under a Deposit Agreement (the "Deposit Agreement") among Citicorp, Citibank, as depositary (the "Preferred Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

      The Depositary Shares are listed on the NYSE.

DIVIDENDS AND OTHER DISTRIBUTIONS

      The Preferred Depositary distributes all cash dividends or other cash distributions received in respect of the related Series of Preferred Stock to the record holders of Depositary Shares relating to such Series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

      In the event of a distribution other than in cash, the Preferred Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Preferred Depositary determines that it is not feasible to make such distribution, in which case the Preferred Depositary may, with the approval of Citicorp, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

      If Citicorp redeems a Series of Preferred Stock represented by Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Preferred Depositary resulting from the redemption, in whole or in part, of such Series of Preferred Stock held by the Preferred Depositary. The redemption price per Depositary Share will be equal to one-tenth of the redemption price per share payable with respect to such Series of the Preferred Stock. Whenever Citicorp redeems shares of Preferred Stock held by the Preferred Depositary, the Preferred Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the related Series of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Preferred Depositary.

VOTING THE PREFERRED STOCK

      Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Depositary as to the exercise of the voting rights pertaining to the amount of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Citicorp will agree to take all action which may be deemed necessary by the Preferred Depositary in order to enable the Preferred Depositary to do so. The Preferred Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      The form of Depositary Receipt evidencing the Depositary Shares and any provision of the related Deposit Agreement may at any time be amended by agreement between Citicorp and the Preferred Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Receipts for a related Series of Preferred Stock will not be effective unless such amendment has been approved by the holders of Depositary Receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds) of such Depositary Shares then outstanding. Each Deposit Agreement may be terminated by Citicorp or the Preferred Depositary only if (i) all

Depositary Shares outstanding thereunder have been redeemed, (ii) there has been a final distribution in respect of the related Series of Preferred Stock in connection with any liquidation, dissolution or winding up of Citicorp and such distribution has been distributed to the holders of the related Depositary Receipts or (iii) upon the consent of holders of Depositary Receipts representing not less than two-thirds of the related Depositary Shares outstanding.

CHARGES OF DEPOSITARY

      Citicorp is required to pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Citicorp has paid the charges of the Preferred Depositary in connection with the initial deposit of each related Series of Preferred Stock and will pay such charges in the event of any redemption of such Preferred Stock. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the applicable Deposit Agreement to be for their accounts.

      The Preferred Depositary may refuse to effect any transfer of a Depositary Receipt or any withdrawal of shares of a Series of Preferred Stock evidenced thereby until all such taxes and charges with respect to such Depositary Receipt or such Shares of Preferred Stock are paid by the holder thereof.

COMMUNICATIONS

      The Preferred Depositary will forward all reports and communications from Citicorp which are delivered to the Preferred Depositary and which Citicorp is required to furnish to the holders of the Preferred Stock.

                      UNITED STATES FEDERAL INCOME TAXATION

GENERAL


      In the opinion of E. Noel Harwerth, Esq., Chief Tax Officer of Citibank, N.A., the following discussion describes the material United States federal income tax consequences applicable to holders of the Capital Securities. This discussion deals only with Capital Securities held as capital assets by initial holders and does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding the Capital Securities as a hedge or hedged against currency risks or as part of a straddle or conversion transaction or persons whose functional currency is not the U.S. dollar. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, published rulings and court decisions, as currently in effect, all of which are subject to change, possibly with retroactive effect.

      Persons considering the purchase of Capital Securities should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations, as well as the application of state or local laws or the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

      As used herein, "United States Holder" means a beneficial holder of Capital Securities who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof (including the District of Columbia), or (iii) a person otherwise subject to United States federal income taxation on a net income basis in respect of Capital Securities.

Exchange of Depositary Shares for Capital Securities

      The exchange of Depositary Shares for Capital Securities pursuant to an Offer (the "Exchange") will be a taxable transaction. In the case of a United States Holder who does not own shares of any class of Citicorp stock following the Exchange, either directly or by attribution, gain or loss will be recognized in an amount equal to the difference between the fair market value of the Capital Securities (representing an undivided interest in the Subordinated Debt Securities) received in the Exchange and the exchanging holder's tax basis in the Depositary Shares exchanged therefor. Generally, such gain or loss will be long-term capital gain or loss if the United States Holder's holding period for the Depositary Shares is more than one year as of the date of the Exchange. A United States Holder's aggregate tax basis in his or her pro rata share of the underlying Subordinated Debt Securities will be equal to the issue price of the Capital Securities received on the Expiration Date.

      The issue price of the Capital Securities will be equal to their fair market value, determined as of the Expiration Date. It is possible that, in certain circumstances, the issue price of the Capital Securities may exceed their principal amount, in which case a United States Holder generally may elect to amortize such premium over the term of the Capital Securities. Because the fair market value of the Capital Securities will not be known until the Expiration Date, it is not possible, as of the date of this Prospectus, to determine whether any such premium will exist as of the Expiration Date.

      United States Holders of Depositary Shares who will actually or constructively own shares of any class of Citicorp stock following the exchange are advised to consult their tax advisors concerning the possibility that receipt of the Capital Securities will be treated as a dividend, which will be taxable as ordinary income to the United States Holder in an amount equal to the value of the Capital Securities received (rather than capital gain or loss in an amount equal to the difference between the issue price of the Capital Securities and the United States Holder's basis in his or her Depositary Shares). In addition, United States Holders of Depositary Shares who are not initial Holders are urged to consult their tax advisors as to the income tax consequences, in their particular situation, of exchanging Depositary Shares.

     Classification of the Subordinated Debt Securities

      Assuming full compliance with the terms of the Indenture and the Declaration, the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of Citicorp.

     Classification of the Trusts

      Assuming full compliance with the terms of the Indenture and the Declaration, each Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities held by the related Trust, and each holder will be required to include in its gross income interest and original issue discount ("OID"), if any, accrued with respect to its allocable share of the Subordinated Debt Securities.

     Interest and Original Issue Discount

      United States Holders (including cash basis United States Holders) of debt instruments issued with OID must generally include such OID in income as it accrues on a constant yield basis, generally before the receipt of cash attributable to such income. A debt instrument will generally be treated as issued with OID if the excess of the instrument's "stated redemption price at maturity" over its issue price is more than a specified de minimis amount. The stated redemption price at maturity of an instrument is the total of all payments provided by the instrument that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether a debt instrument has been issued with OID, remote contingencies as to the timely payment of stated interest are ignored. In the case of the Subordinated Debt Securities, Citicorp has concluded that the likelihood of its exercising its option to defer payment of interest is remote because the exercise of such option would prevent Citicorp from declaring dividends on any class of its stock. Accordingly, subject to the discussion under this heading, Citicorp intends to treat the Subordinated Debt Securities as having been issued without OID and, therefore, United States Holders of the Capital Securities will accrue interest income under their particular methods of accounting (e.g., cash or accrual) rather than accruing OID on a constant yield basis.

      If, however, Citicorp were to exercise its right to defer payments of interest, under existing Treasury regulations, the Subordinated Debt Securities will become OID instruments, and all United States Holders of the Capital Securities will thereafter be required to accrue interest on a constant yield basis during any Extension Period even though Citicorp will not pay the interest in cash until the end of the Extension Period, and even though a United States Holder may be on the cash method of accounting. Furthermore, if the Subordinated Debt Securities become OID instruments because Citicorp has exercised its right to defer payment of interest, they will be taxed as OID instruments for as long as they remain outstanding, even after the expiration of the Extension Period and the payment of all accrued and compounded interest.

      The above conclusions are based on recently-promulgated Treasury regulations, which have not been interpreted by any court decisions or addressed in any rulings or other pronouncements of the Internal Revenue Service ("IRS"), and its is possible that the IRS could take a position contrary to the conclusions herein.

      In addition, it is possible that, in certain circumstances, the stated redemption price at maturity of the Capital Securities may exceed their issue price (their fair market value on the Expiration Date). For purposes of this determination, the stated redemption price at maturity of the Capital Securities will include the Additional Distribution. If the stated redemption price at maturity of the Capital Securities exceeds their issue price by more than a specified de minimus amount, the Capital Securities would be considered to be issued with OID.

      As of the date of this Prospectus, Citicorp believes it is unlikely that the stated redemption price at maturity of the Capital Securities will exceed their issue price by more than such de minimus amount and, as a result, Citicorp believes its is unlikely that the Capital Securities will be considered to be issued with OID. If the Capital Securities are considered issued without OID, the Additional Distribution will be reported to a Holder as interest. However, because the fair market value of the Capital Securities will not be known until the Expiration Date, it is not possible, as of the date of this Prospectus, to determine the issue price of the Capital Securities with certainty. Holders are urged to confirm with their own tax advisors, following the Expiration Date, that the Capital Securities will not be considered to be issued with OID.

      Corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

     Market Discount and Bond Premium

      Under certain circumstances, United States Holders of Capital Securities other than initial holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

     Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the
     Trust

      As described under "Description of the Capital Securities --Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution," Citicorp has the right to distribute Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is treated as an association taxable as a corporation at the time of its liquidation, the distribution of Subordinated Debt Securities in liquidation of the Trust would likely constitute a taxable event to the holders of the Capital Securities.

      Upon the occurrence of a Tax Event or a Regulatory Capital Event, the Subordinated Debt Securities may in certain circumstances be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a United States Holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities" below.

     Sales of Capital Securities

      A United States Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming Citicorp does not defer interest on the Subordinated Debt Securities by extending the interest payment period, a holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. Except to the extent attributable to accrued but unpaid interest (which is taxable as ordinary income ) and subject to the market discount rules described above, such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Capital Securities have been held for more than one year.

      The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. If Citicorp exercises its right to defer payments of interest, a United States Holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the United States Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis United States Holders will be subject to similar treatment without regard to Citicorp's election to defer.

UNITED STATES ALIEN HOLDERS


      Under present United States federal income tax law and subject to the discussion of backup withholding below:

      (a) a United States Alien Holder who does not actually or constructively own shares of any class of Citicorp stock following the Exchange will not be subject to United States federal withholding tax on gain realized as a result of the exchange of Depositary Shares for Capital Securities;

      (b) payment of principal and interest (including any OID) by the Trust or any of its paying agents to any United States Alien Holder (as defined below) will not be subject to United States federal withholding tax, provided that in the case of interest or OID, (1) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citicorp entitled to vote, (2) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to Citicorp through stock ownership, and (3) either (i) the beneficial owner of the Capital Securities certifies to Citicorp or its agent, under penalties of perjury, that he is not a United States person (as defined below) and provides his name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Capital Securities on behalf of the beneficial owner certifies to Citicorp or its paying agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor a copy thereof and

      (c) a United States Alien Holder will not be subject to United States federal withholding tax on gain realized on the sale or other disposition of Capital Securities.

      United States Alien Holders who will actually or constructively own shares of any class of Citicorp stock following the Exchange should consult their tax advisors concerning the possibility that receipt of the Capital Securities in exchange for Depositary Shares may be treated as a dividend, which would generally be subject to U.S. withholding tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty.

      As used herein, a "United States Alien Holder" is any holder of Capital Securities who is a United States Alien (as defined below). As used herein, a "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of the members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, in each case not subject to United States federal income tax on a net income basis in respect of Capital Securities. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Payments of principal (including OID, if any) and any premium and interest made within the United States by the Trust or any of its paying agents are generally subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting and backup withholding do not apply to payments made on Capital Securities if the certification described in clause
(a)(3) under "United States Alien Holders" is received, provided, in each case, that the payor does not have actual knowledge that the holder is a United States person.

      Payment of the proceeds from the sale of Capital Securities to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will apply to such payments unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption. Payment of the proceeds from a sale of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

      Backup withholding will generally not apply to United States Holders other than certain noncorporate Holders who fail to supply an accurate taxpayer identification number or who fail to report all interest and dividend income required to be shown on their federal income tax returns.

PROPOSED TAX LEGISLATION

      On February 6, 1997, President Clinton proposed legislation (the "Proposed Legislation") which, among other things, would generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after the date of "first committee action" with respect to the Proposed Legislation, if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would deny issuers an interest deduction on any debt instruments with a weighted average life of greater than 40 years. Based upon the effective date guidance in the Proposed Legislation, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Subordinated Debt Securities. There can be no assurances, however, that the effective date guidance contained in the Proposed Legislation will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities -- Tax Event Redemption or Distribution."

                             VALIDITY OF SECURITIES

      Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trusts by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Trusts. The validity of the Subordinated Debt Securities and the Guarantees and certain matters relating thereto will be passed upon for Citicorp by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp. The validity of the Capital Securities, the Guarantees and the Subordinated Debt

Securities will be passed upon for the Dealer Managers by Sullivan & Cromwell, New York, New York. In rendering their opinion, Sullivan & Cromwell will rely upon the opinion of Morris, Nichols, Arsht & Tunnell as to certain matters of Delaware law.

                                     EXPERTS

      The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP, covering the December 31, 1996 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                              ERISA CONSIDERATIONS

      Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Code ("Plans"), may acquire Capital Securities, subject to the investing fiduciary's determination that the investment in Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

      In any case, Citicorp (the obligor on the Subordinated Debt Securities) and its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the
Code) with respect to certain plans. The acquisition and ownership of Capital Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the Code) with respect to which Citicorp or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption.

      As a result, Plans with respect to which Citicorp or any of its affiliates is a party in interest or a disqualified person should not acquire Capital Securities. Any other Plans or other entities the assets of which include Plan assets subject to ERISA proposing to acquire Capital Securities should consult with their own ERISA counsel.

      Facsimile copies of Letters of Transmittal will be accepted. Letters of Transmittal, certificates representing Depositary Receipts and any other required documents should be sent by each Holder of Depositary Receipts or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:

                                 CITIBANK, N.A.

           By Hand:                             By Mail
                                        (registered or certified
                                             mail recommended):
        Citibank, N.A.                        Citibank, N.A.
Corporate Agency & Trust Services     c/o Citicorp Data Distribution, Inc.
  111 Wall Street, 5th Floor                  P.O. Box 7069
      New York, New York                 Paramus, New Jersey 07653

                              By Overnight Courier:
                                 Citibank, N.A.
                      c/o Citicorp Data Distribution, Inc.
                                 404 Sette Drive
                            Paramus, New Jersey 07652

                                  By Facsimile:
                        (For Eligible Institutions Only)
                                 (201) 262-3240

         Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                 (800) 422-2066

                            THE INFORMATION AGENT IS:

                                    GEORGESON
                                 & COMPANY INC.

                                Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll Free)

                         Banks and Brokers Call Collect:
                                 (212) 440-9800

      Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

                     THE DEALER MANAGERS FOR THE OFFERS ARE:

MERRILL LYNCH & CO.                         SMITH BARNEY INC.                   PRUDENTIAL SECURITIES INCORPORATED
World Financial Center                      390 Greenwich Street                One New York Plaza
North Tower - Seventh Floor                 New York, New York 10013            New York, New York 10292
New York, New York 10281                    (800) 655-4811 (Toll Free)          (888) 778-2241 (Toll Free)
(888) ML4-TNDR (Toll Free)                  Attn: Paul S. Galant                Attn: Martin Oring
(888) 654-8637 (Toll-Free)
Attn: Susan L. Weinberg

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The Restated Certificate of Incorporation, as amended, of Citicorp provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section

145, Citicorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Citicorp in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Citicorp. In addition, as permitted by Section 145 of the General Corporation Law of the State of Delaware, Citicorp maintains liability insurance covering directors and principal officers, including the Regular Trustees of the Trusts.

      Article IV of the Declaration of Trust of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or Citicorp, of Trustees, their officers, directors and employees and certain other persons.

Item 21.  Exhibits and Financial Statement Schedules.

      1(a)  -- Form of Dealer Manager Agreement (1)

      3(i)  -- Restated Certificate of Incorporation, as amended through June
               16, 1993, of Citicorp. (2)

               (a)  Certificate of Designations, Series 18 Preferred Stock. (3)
               (b)  Certificate of Designations, Series 19 Preferred Stock. (3)
               (c)  Certificate of Designations, Series 20 Preferred Stock. (3)
               (d)  Certificate of Designations, Series 21 Preferred Stock. (3)
               (e)  Certificate of Designations, Series 22 Preferred Stock. (3)
               (f)  Certificate of Designations, Series 23 Preferred Stock. (3)

      3(ii) -- Bylaws of Citicorp. (4)

      4(a)  -- Certificate of Trust of Citicorp Capital X. (Certificates of
               Trust for each other Trust, identical except for the name, will be filed upon request.) (8)

      4(b)  -- Declaration of Trust of Citicorp Capital X. (Declarations of
               Trust for each other Trust, identical except for the name and the particular Series of Citicorp Preferred Stock that is the subject of the related Offer, will be filed upon request.) (8)

      4(c) -- Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Capital Securities. (8)

      4(d)  -- Indenture, dated as of December 17, 1996, between Citicorp and
               Wilmington Trust Company, as Trustee. (5)

      4(e) -- Form of Supplemental Indenture to be used in connection with the issuance of the Subordinated Debt Securities. (8)

      4(f)  -- Form of Capital Security (included in 4(c) above).

      4(g)  -- Form of Subordinated Debt Security (included in 4(e) above).

      4(h)  -- Form of Guarantee Agreement with respect to Capital Securities.
               (7)

      5(a)  -- Opinion and consent of Stephen E. Dietz, Associate General
               Counsel of Citibank, N.A. (1)

      5(b)  -- Opinion and consent of Morris, Nichols, Arsht & Tunnell.(8)

      8(a)  -- Opinion and consent of E. Noel Harwerth, Esq., Chief Tax Officer of Citibank, N.A. (1)
      12(a) -- Citicorp and Subsidiaries--Calculation of Ratio of Income to
               Fixed Charges. (6)
      23(a) -- Consent of KPMG Peat Marwick LLP. (8)
      23(b) -- Consent of Stephen E. Dietz, Associate General Counsel of
               Citibank, N.A. (included as part of Exhibit 5(a)).
      23(c) -- Consent of Morris, Nichols, Arsht & Tunnell (included as part of
               Exhibit 5(b)).
      23(d) -- Consent of E. Noel Harwerth, Esq. (included as part of Exhibit
               8). (1)
      24    -- Powers of Attorney. (7)
      24(a) -- Power of Attorney for Thomas E. Jones (8)
      25(a) -- Statement of Eligibility of Wilmington Trust Company, as Debt
               Trustee under the Indenture. (8)
      25(b) -- Statement of Eligibility of Wilmington Trust Company, as
               Institutional Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital X. (8)
      25(c) -- Statement of Eligibility of Wilmington Trust Company, as
               Institutional Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital XI. (8)
      25(d) -- Statement of Eligibility of Wilmington Trust Company, as
               Institutional Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital XII. (8)
      25(e) -- Statement of Eligibility of Wilmington Trust Company, as
               Institutional Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital XIII. (8)
      25(f) -- Statement of Eligibility of Wilmington Trust Company, as
               Institutional Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital XIV. (8)
      25(g) -- Statement of Eligibility of Wilmington Trust Company, as
               Guarantee Trustee under the Guarantee of Citicorp for the benefit of the holders of Capital Securities of Citicorp Capital X. (8)
      25(h) -- Statement of Eligibility of Wilmington Trust Company, as
               Guarantee Trustee under the Guarantee of Citicorp for the benefit of the holders of Capital Securities of Citicorp Capital XI. (8)
      25(i) -- Statement of Eligibility of Wilmington Trust Company, as
               Guarantee Trustee under the Guarantee of Citicorp for the benefit of the holders of Capital Securities of Citicorp Capital XII. (8)
      25(j) -- Statement of Eligibility of Wilmington Trust Company, as
               Guarantee Trustee under the Guarantee of Citicorp for the benefit of the holders of Capital Securities of Citicorp Capital XIII.
               (8)
      25(k) -- Statement of Eligibility of Wilmington Trust Company, as
               Guarantee Trustee under the Guarantee of Citicorp for the benefit of the holders of Capital Securities of Citicorp Capital XIV. (8)
      99(a) -- Form of Letter of Transmittal. (8)
      99(b) -- Form of Notice of Guaranteed Delivery. (8)
      99(c) -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees. (8)
      99(d) -- Form of Letter to Clients. (8)
      99(e) -- Form of Exchange Agent Agreement. (8)
      99(f) -- Form of Information Agent Agreement. (1)
      99(g) -- Form of Notice of Offer to Exchange. (8)
      99(h) -- Form of Citicorp Letter to Holders of Depositary Shares. (1)

--------
      (1)   To be filed by amendment.

      (2) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-64574.
      (3) Incorporated herein by reference to Citicorp's Registration Statement on Form 8-A, filed with respect to the corresponding series of preferred stock.
      (4) Incorporated herein by reference to Citicorp's Registration Statement on Form S-8, File No. 33-53261.
      (5) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 333-14917
      (6) Incorporated herein by reference to Citicorp's Current Report on Form 8-K, dated January 21, 1997.
      (7)   Previously filed.
      (8)   Filed herewith.

Item 22.  Undertakings.

      The undersigned registrants hereby undertake:

      (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents, by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (3) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-4 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on March 13, 1997.

                                              CITICORP


                                              By /s/ Peter Gallant
                                                 --------------------
                                                   Peter Gallant
                                                   Vice President


                                              CITICORP CAPITAL X
                                              CITICORP CAPITAL XI
                                              CITICORP CAPITAL XII
                                              CITICORP CAPITAL XIII
                                              CITICORP CAPITAL XIV

                                              By  /s/ Peter Gallant
                                                 --------------------
                                                   Peter Gallant
                                                   Trustee

                                              By  /s/ Ann Goodbody
                                                 --------------------
                                                   Ann Goodbody
                                                   Trustee

      Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below on March 13, 1997 by the following persons in the capacities with Citicorp indicated below.

          Signature                                Capacity
          ---------                                --------

                    *
          ---------------------           Chairman and Director
          John S. Reed                    (Principal Executive Officer)


          /s/ Victor J. Menezes           Executive Vice President
          ---------------------           Chief Financial Officer
          Victor J. Menezes


                    **
          ---------------------           Executive Vice President
          Thomas E. Jones                 (Principal Financial Officer)(a)


----------
(a)   Responsible for financial control, tax, accounting and reporting.

          Signature                                Capacity
          ---------                                --------

                    *
          ---------------------                    Director
          D. Wayne Calloway


          ---------------------                    Director
          Paul J. Collins

                    *
          ---------------------                    Director
          Kenneth T. Derr

                    *
          ---------------------                    Director
          John M. Deutsch


          ---------------------                    Director
          Reuben Mark


          ---------------------                    Director
          Richard D. Parsons


          ---------------------                    Director
          William R. Rhodes

                    *
          ---------------------                    Director
          Rozanne L. Ridgway

                    *
          ---------------------                    Director
          H. Onno Ruding

                    *
          ---------------------                    Director
          Robert B. Shapiro

                    *
          ---------------------                    Director
          Frank A. Shrontz

          Signature                                Capacity
          ---------                                --------

                    *
          ---------------------                    Director
          Franklin A. Thomas

                    *
          ---------------------                    Director
          Edgar S. Woolard, Jr.


*By   /s/ Peter Gallant
      --------------------
          Peter Gallant
          Attorney-in-Fact

** By: /s/ Roger W. Trupin
       ---------------------
           Roger W. Trupin
           Attorney-in-fact